UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

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Lpath, Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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LPATH, INC.

4025 Sorrento Valley Blvd.

San Diego, California 92121

April 29, 2016

Dear Stockholder:

You are cordially invited to attend the 2016 annual meeting of stockholders of Lpath, Inc. to be held at our corporate offices at 4025 Sorrento Valley Blvd., San Diego, California on June 8, 2016 at 9:00 a.m., local time.  Stockholders of record at the close of business on April 25, 2016 are entitled to notice of, and to vote on, all matters at the meeting.  Following the formal business of the meeting, we will report on our operations and respond to questions from stockholders.

Annual Meeting Proposals

The matters to be acted upon are described in detail in our the Proxy Statement, and include: (i) the election of five directors to hold office until the next annual meeting and until their respective successors are elected and qualified; (ii) the ratification of the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016; (iii) a non-binding advisory vote on the compensation of our named executive officers; (iv) the approval of a series of alternate amendments to our certificate of incorporation, to effect, at the discretion of our Board of Directors, a reverse stock split of our Common Stock, whereby each outstanding 5 through 20 shares would be combined, converted and changed into one share of our Common Stock (the “Reverse Stock Split Proposal”); and (v) such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Reverse Stock Split Proposal

We direct your attention to the discussion of our Reverse Stock Split Proposal in our proxy statement.  As disclosed in our Form 10-K for the fiscal year ended December 31, 2015, we can only fund our operations through the third quarter of 2016 based on our available resources.  Due to this limited cash runway, our Board of Directors has engaged a financial advisory firm to explore our available strategic alternatives, including possible mergers and business combinations, a sale of part or all of our assets, collaboration and licensing arrangements and/or equity and debt financings.  This strategic process is both active and ongoing, and includes a range of interactions with potential transaction counterparties.

Based on these discussions, the listing of our common stock on the Nasdaq Capital Market is one of our key assets.  However, as we have previously announced, we have received a delisting notice from the Nasdaq Stock Market for failing to comply with the continued listing requirement of maintaining a minimum bid price of at least $1.00 per share.  In order to regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to July 5, 2016.  If we fail to satisfy this minimum bid price requirement before the July 5, 2016 deadline, our common stock will be delisted from the Nasdaq Capital Market and thereafter trade on the OTC bulletin board.  Although we cannot assure our stockholders that we will successfully complete a strategic transaction, we believe it is in our stockholders’ best interests at this time to maintain the listing of our common stock on the Nasdaq Capital Market.

As of April 27, 2016, the closing bid price of our common stock on the Nasdaq Capital Market was $0.28.  Because we cannot be assured that the bid price of our common stock will increase enough to meet the $1.00 minimum bid price requirement prior to July 5, 2016, we are asking our stockholders to approve the Reverse Stock Split Proposal.  This Proposal authorizes our Board of Directors to file an amendment to our Certificate of Incorporation to effect a reverse stock split ranging from 1-for-5 to 1-for-20, which means that each outstanding 5 through 20 shares would be combined, converted and changed into one share of our common stock.  For complete information regarding the Reverse Stock Split Proposal, please review the proxy statement.

Your Vote is Important

Please note that the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting.  As a result, your participation and vote at the annual meeting are important.

Whether or not you plan to attend the meeting, we encourage you to vote promptly.  You may vote by proxy over the internet, by telephone or by mail by following the instructions on the enclosed proxy card.  If you attend the annual meeting you will, of course, have the right to revoke your proxy and vote your shares in person.  If you hold your shares through an account with a broker, bank, trustee, or other nominee, please follow the instructions you receive from your broker, bank, trustee, or other nominee on how to vote your shares.

We look forward to seeing you at the annual meeting.

Sincerely yours,

/s/ GARY J.G. ATKINSON

Gary J.G. Atkinson

Interim Chief Executive Officer and Chief Financial Officer

LPATH, INC.

NOTICE OF 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2016

TO OUR STOCKHOLDERS:

The 2016 annual meeting of stockholders of Lpath, Inc. will be held at our corporate offices at 4025 Sorrento Valley Blvd., San Diego, California on June 8, 2016 at 9:00 a.m., local time, for the following purposes:

1.	To elect five directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To hold a non-binding advisory vote on the compensation of our named executive officers;

4.

To approve a series of alternate amendments to our certificate of incorporation, to effect, at the discretion of the Board of Directors, a reverse stock split of our Common Stock, whereby each outstanding 5 through 20 shares would be combined, converted and changed into one share of our Common Stock; and

5.	To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees and FOR each of the other proposals listed above.  Stockholders of record at the close of business on April 25, 2016 are entitled to notice of, and to vote on, all matters at the meeting and any reconvened meeting following any adjournments or postponements thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote at the meeting will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our principal offices located at 4025 Sorrento Valley Blvd., San Diego, California 92121.

Whether or not you expect to be present, please sign, date and return the enclosed proxy card in the enclosed pre-addressed envelope as soon as possible. No postage is required if the enclosed envelope is used and mailed in the United States. Alternatively, you may vote your shares via a toll-free telephone number or over the Internet. Instructions regarding all three methods of voting are provided on the proxy card.  If you hold your shares through an account with a broker, bank, trustee or other nominee, please follow the instructions you receive from them to vote your shares.

IMPORTANT NOTICE REGARDING AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING: Our Annual Report on Form 10-K, Notice and Proxy Statement are available electronically at www.proxyvote.com/lpath.

By Order of the Board of Directors

/s/ GARY J.G. ATKINSON
Gary J.G. Atkinson
Interim Chief Executive Officer and Chief Financial Officer
April 29, 2016

LPATH, INC.

4025 Sorrento Valley Blvd.

San Diego, California 92121

PROXY STATEMENT FOR THE 2016 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JUNE 8, 2016

The accompanying proxy is solicited by the Board of Directors of Lpath, Inc. (the “Board” or “Board of Directors”) to be voted at the 2016 Annual Meeting of Stockholders (the “Meeting” or “Annual Meeting”) to be held on June 8, 2016 at our corporate offices at 4025 Sorrento Valley Blvd., San Diego, California at 9:00 a.m., local time, and any adjournments or postponements thereof. This proxy statement and the accompanying proxy are being sent to stockholders on or about April 29, 2016. References in this proxy statement to the “Company,” “we,” “our,” and “us” are to Lpath, Inc.

SUMMARY INFORMATION

To assist you in reviewing the proxy statement, we call your attention to the following summary information about the Annual Meeting.  We encourage you to vote your shares at the Annual Meeting.  If you are unable to attend the Annual Meeting in person, we encourage you to submit a proxy so that your shares will be represented and voted.

Annual Meeting of Stockholders

• Date and Time:	June 8, 2016 at 9:00 a.m. Pacific Time.

• Place:	The Company’s corporate offices located at 4025 Sorrento Valley Blvd., San Diego, California.

• Record Date:	April 25, 2016.

• Voting:

If you were a “stockholder of record” or beneficial owner of shares held in “street name” as of the Record Date, you may vote your shares.  You may vote in person at the Annual Meeting or by the Internet, telephone or mail.  See the “General Information—Voting Instructions” in this Proxy Statement for more detail regarding how you may vote your shares.

Proposals and Voting Recommendations

We are requesting our stockholders to consider and vote on the following proposals at the Annual Meeting:

1.To elect five directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.To hold a non-binding advisory vote on the compensation of our named executive officers;

4.To approve a series of alternate amendments to our certificate of incorporation, to effect, at the discretion of the Board of Directors, a reverse stock split of our Common Stock, whereby each outstanding 5 through 20 shares would be combined, converted and changed into one share of our Common Stock (the “Reverse Stock Split Proposal”); and

5.To transact such other business as may properly be brought before the meeting or any adjournment or postponement thereof.

Our Board of Directors recommends a vote FOR each of the director nominees and FOR each of the other proposals listed above.

Reverse Stock Split Proposal

We direct your attention to the discussion of our Reverse Stock Split Proposal beginning on page 25 of this proxy statement.  As disclosed in our Form 10-K for the fiscal year ended December 31, 2015, we can only fund our operations through the third quarter of 2016 based on our available resources.  Due to this limited cash runway, our Board of Directors has engaged a financial advisory firm to explore our available strategic alternatives, including possible mergers and business combinations, a sale of part or all of our assets, collaboration and licensing arrangements and/or equity and debt financings.  This strategic process is both active and ongoing, and includes a range of interactions with potential transaction counterparties.

Based on these discussions, the listing of our common stock on the Nasdaq Capital Market is one of our key assets.  However, as we have previously announced, we have received a delisting notice from the Nasdaq Stock Market for failing to comply with the continued listing requirement of maintaining a minimum bid price of at least $1.00 per share.  In order to regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to July 5, 2016.  If we fail to satisfy this minimum bid price requirement before the July 5, 2016 deadline, our common stock will be delisted from the Nasdaq Capital Market and thereafter trade on the OTC bulletin board.  Although we cannot assure our stockholders that we will successfully complete a strategic transaction, we believe it is in our stockholders’ best interests at this time to maintain the listing of our common stock on the Nasdaq Capital Market.

As of April 27, 2016, the closing bid price of our common stock on the Nasdaq Capital Market was $0.28.  Because we cannot be assured that the bid price of our common stock will increase enough to meet the $1.00 minimum bid price requirement prior to July 5, 2016, we are asking our stockholders to approve the Reverse Stock Split Proposal.  This Proposal authorizes our Board of Directors to file an amendment to our Certificate of Incorporation to effect a reverse stock split ranging from 1-for-5 to 1-for-20, which means that each outstanding 5 through 20 shares would be combined, converted and changed into one share of our common stock.

Please note that the Reverse Stock Split Proposal requires the affirmative vote of the holders of a majority of the outstanding shares of common stock entitled to vote at the annual meeting.  As a result, your participation and vote at the annual meeting are important.

GENERAL INFORMATION

Record Date and Voting

Holders of record of our shares of common stock, our only class of issued and outstanding voting securities (the “Common Stock”), at the close of business on April 25, 2016 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting. On the Record Date, 33,099,061 shares of our Common Stock were issued and outstanding.

Quorum

The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Votes for and against, abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum.

The Annual Meeting may be adjourned from time to time. At any reconvened meeting, action with respect to the matters specified in this notice may be taken without further notice to stockholders except as required by applicable law and our charter documents.

Stockholders of Record

You are a “stockholder of record” if your shares are registered directly in your name with our transfer agent, Nevada Agency and Stock Transfer Company. As a stockholder of record, you have the right to grant your voting proxy directly to Lpath or to vote in person at the Annual Meeting.  We have enclosed a proxy card for you to use. You may also vote by Internet or telephone, as described below.

Shares Held in Street Name

If your shares are held by a broker, bank, trustee or other stockholder of record, in nominee name or otherwise, exercising fiduciary powers (typically referred to as being held in “street name”), you will receive a separate voting instruction form with this Proxy Statement.  As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares, and you are also invited to attend the Annual Meeting. If you hold your shares in street name and do not provide voting instructions to your broker, bank , trustee or nominee, your shares will not be voted on any proposals on which such party does not have discretionary authority to vote (a “broker non-vote”), as further described below under the heading “Broker Non-Votes.”

Please note that if your shares are held of record by a broker, bank, trustee or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Broker Non-Votes

Broker non-votes are shares held in street name by brokers or nominees who are present in person or represented by proxy, but which are not voted on a particular matter because the brokers or nominees do not have discretionary authority with respect to that proposal and they have not received voting instructions from the beneficial owner. Under the rules that govern brokers, brokers have the discretion to vote on routine matters, but not on non-routine matters. The only routine matters to be considered at this year’s Annual Meeting are the proposal to ratify the appointment of the Company’s independent registered public accountants and the Reverse Stock Split Proposal. The remaining proposals to be considered at the Annual Meeting are considered to be non-routine matters, including the election of directors and the advisory vote on executive compensation.  As a result, if you do not provide your brokers or nominees with voting instructions on these non-routine matters your shares will not be voted on these proposals.

Voting Matters

Stockholders are entitled to cast one vote per share of Common Stock on each matter presented for consideration by the stockholders. A list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for a proper purpose during normal business hours at the executive offices of the Company for a period of at least 10 days preceding the Annual Meeting.

There are four proposals scheduled to be voted on at the Annual Meeting:

1.	To elect five directors to hold office until the next annual meeting and until their respective successors are elected and qualified;

2.	To ratify the appointment of Moss Adams LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2016;

3.	To hold a non-binding advisory vote on the compensation of our named executive officers; and

4.

To approve a series of alternate amendments to our amended and restated certificate of incorporation, to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock, whereby each outstanding 5 through 20 shares would be combined, converted and changed into one share of common stock, respectively (the “Reverse Stock Split Proposal”).

Our Board of Directors recommends a vote FOR each of the director nominees and FOR each of the other proposals listed above.  The specific vote required for the election of directors and for the approval of each of the other proposals is set forth under each proposal.

We are currently unaware of any matters to be raised at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting for consideration, the persons named in your proxy will have the discretion to vote on those matters for you.

Vote Required

Proposal 1 – Election of Directors

If a quorum is present, either in person or by proxy, directors will be elected by a plurality of the votes, which means the five nominees who receive the greatest number of FOR votes will be elected.  If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

Proposal 2 – Ratification of Auditors

If a quorum is present, the affirmative vote of a majority of the votes cast at the Annual Meeting is required for ratification of our independent registered public accounting firm.  Abstentions will be counted as present for purposes of determining the presence of a quorum.  Abstentions will not be considered as votes cast for or against this proposal, and will therefore have no effect on the outcome of the vote.

Proposal 3 – Advisory Vote on Executive Compensation

If a quorum is present, a majority of the votes cast for this proposal, whether in person or represented by proxy, is required for approval of this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Proposal 4 – Approval of Reverse Stock Split

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for the approval of this proposal. Abstentions will be counted as present for purposes of determining the presence of a quorum.  Abstentions will not be considered as votes cast for or against this proposal, and as a result, abstentions will have the same effect as a vote against this proposal.

Voting Instructions

If you are a stockholder of record, you can vote in the following ways:

•	By Internet: by following the Internet voting instructions included on the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on June 7, 2016.

•	By Telephone: by following the telephone voting instructions included in the proxy card at any time up until 11:59 p.m., Eastern Daylight Time, on June 7, 2016.

•

By Mail: you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting.

If your shares are held in street name, please follow the separate voting instructions you receive from your broker, bank, trustee or other nominee.

Proxies

All shares represented by a proxy will be voted at the Annual Meeting, and where a stockholder specifies a choice with respect to any matter to be acted upon, the shares will be voted in accordance with the specification so made.  If a stockholder does not indicate a choice on the proxy card, the shares will be voted in favor of the election of the nominees for director contained in this Proxy Statement, in favor of ratifying Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016, in favor of the non-binding advisory vote on the compensation of our named executive officers and in favor of the Reverse Stock Split Proposal.  If any other business may properly come before the Annual Meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) from whom authority to vote has been withheld.

If your shares are held by a broker, bank, trustee, or other nominee, exercising fiduciary powers (typically referred to as being held in “street name”), you should receive a separate voting instruction form with this Proxy Statement.   Your broker, bank, trustee, or nominee may vote your shares on proposal 2 (the ratification of Moss Adams LLP) and on proposal 4 (the Reverse Stock Split Proposal), but will not be permitted to vote your shares with respect to proposal 1 (election of directors or 3 (advisory vote on executive compensation) unless you provide instructions as to how to vote your shares.  Please note that if your shares are held of record by a broker, bank, trustee, or nominee and you wish to vote at the meeting, you will not be permitted to vote in person unless you first obtain a proxy issued in your name from the record holder.

Multiple Proxies

If you receive more than one set of proxy materials it generally means you hold shares registered in multiple accounts. To ensure that all your shares are voted, please submit and return each of the proxies or voting instructions you receive.

Proxy Revocation Procedure

A proxy may be revoked at any time before it has been exercised with regard to any matter by:

•	written notice of revocation mailed to and received by the Secretary of the Company prior to the date of the Annual Meeting;

•

by executing and delivering to the Secretary a proxy dated as of a later date than a previously executed and delivered proxy (provided, however, that such action must be taken prior to 6:00 p.m., local time, on June 7, 2016);

•	by voting again by Internet or telephone as more fully detailed in your proxy card; or

•	by attending the Annual Meeting and voting in person.

Attendance at the Annual Meeting will not in and of itself revoke a proxy. If your shares are held by a bank, broker or other agent, you may change your vote by submitting new voting instructions to your bank, broker or other agent, or, if you have obtained a legal proxy from your bank, broker or other agent giving you the right to vote your shares, by attending the annual meeting and voting in person.

Solicitation Costs

The Company will bear the expenses of calling and holding the Annual Meeting and the soliciting of proxies therefor. This proxy statement and the accompanying materials, in addition to being mailed directly to stockholders, will be distributed through brokers, custodians, nominees and other like parties to beneficial owners of shares of Common Stock. The Company will pay reasonable expenses incurred in forwarding the proxy materials to the beneficial owners of shares and in obtaining the written instructions of such beneficial owners.  In addition, the Company has hired Morrow & Co., LLC, at an estimated cost of $7,500, plus reimbursement of reasonable expenses, to assist in the solicitation of proxies.  Our directors, officers and employees may also solicit proxies by mail, telephone and personal contact, but they will not receive any additional compensation for these activities.

Voting Results

We will announce preliminary voting results at the annual meeting. We will report final results in a Form 8-K report filed with the Securities and Exchange Commission (the “SEC”).

GOVERNANCE OF OUR COMPANY

Overview

We are committed to maintaining the highest standards of business conduct and corporate governance, which we believe are fundamental to the overall success of our business, serving our stockholders well and maintaining our integrity in the marketplace. Our Corporate Governance Guidelines and Code of Business Conduct and Ethics, together with our Certificate of Incorporation, Bylaws and the charters of our Board Committees, form the basis for our corporate governance framework. As discussed below, our Board of Directors has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the R&D Advisory Committee.

Corporate Governance Guidelines

Our Corporate Governance Guidelines are designed to ensure effective corporate governance of our Company. Our Corporate Governance Guidelines cover topics including, but not limited to, director qualification criteria, director responsibilities, director compensation, director orientation and continuing education, communications from stockholders to the Board, succession planning and the annual evaluations of the Board and its Committees. Our

Corporate Governance Guidelines are reviewed regularly by the Nominating and Corporate Governance Committee of our Board and revised when appropriate. The full text of our Corporate Governance Guidelines can be found in the “Investors” section of our website accessible at www.lpath.com, by clicking the “Corporate Governance” link. A printed copy may also be obtained by any stockholder upon request to our Corporate Secretary.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics that applies to all of our employees, officers and directors. This Code constitutes a “code of ethics” as defined by the rules of the SEC. This Code also contains “whistle blower” procedures adopted by our Audit Committee regarding the receipt, retention and treatment of complaints related to accounting, internal accounting controls or auditing matters and procedures for confidential anonymous employee complaints related to questionable accounting or auditing matters. Copies of the Code may be obtained free of charge from our website, www.lpath.com. Any amendments to, or waivers from, a provision of our Code that applies to any of our executive officers will be posted on our website in accordance with the rules of the SEC. Other than as specifically referenced herein, the information contained on, or that can be accessed through, our website is not a part of this Annual Report.

Our Board of Directors

Our Board currently consists of five members. The number of directors on our Board can be determined from time to time by action of our Board. Our Board believes its members collectively have the experience, qualifications, attributes and skills to effectively oversee the management of our Company, including a high degree of personal and professional integrity, an ability to exercise sound business judgment on a broad range of issues, sufficient experience and background to have an appreciation of the issues facing our Company, a willingness to devote the necessary time to their Board and committee duties, a commitment to representing the best interests of the Company and our stockholders and a dedication to enhancing stockholder value.

Director Independence

The Board assesses on a regular basis, and at least annually, the independence of our directors and makes a determination as to which directors are independent.  Our Board of Directors has determined that each of our directors is “independent”. In assessing director independence, our Board has adopted the definition of “independent director” under the listing standards of the Nasdaq Stock Market. Our current independent directors are Jeffrey Ferrell, Daniel Kisner, Charles Mathews, Daniel Petree and Donald Swortwood.

Board and Committee Attendance

During the year ended December 31, 2015, the Board of Directors met eleven times and it took action by unanimous written consent one time.  Our Board of Directors has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the R&D Advisory Committee.  During the last fiscal year, each of our directors attended at least 75% of the total number of meetings of the Board and all Board Committees on which such director served during that period.

Director Attendance at Annual Meeting

We believe the annual meeting provides a good opportunity for our directors to hear any feedback the stockholders may share with the Company at the Meeting. As a result, we encourage our directors to attend each of our annual meetings. We reimburse our directors for the reasonable expenses incurred by them in attending the annual meeting.  All of our directors attended the 2015 Annual Meeting.

Executive Sessions

Executive sessions of our independent directors are held at each regularly scheduled meeting of our Board and at other times as necessary and are chaired by the Chairman of the Board. The Board’s policy is to hold executive sessions without the presence of management. Our Board Committees also generally meet in executive session at the end of each Committee meeting.

Board Committees

Our Board of Directors has established four standing committees to assist it in fulfilling its responsibilities to the Company and its stockholders: the Audit Committee, the Compensation Committee, the Nominating and Corporate Governance Committee and the R&D Advisory Committee.  Each Committee acts pursuant to a written charter, each of which has been posted in the “Investors” section of our website accessible at www.lpath.com. Each Committee reviews its charter on an annual basis. In addition to the four standing Committees, the Board may approve from time to time the creation of special committees to assist the Board in carrying out its duties.

The Compensation Committee.  The Compensation Committee of the Board of Directors, currently consists of Messrs. Daniel Kisner (Chair), Jeffrey Ferrell, Daniel Petree, Charles Mathews, and Donald Swortwood. The functions of the Compensation Committee include the approval of the compensation offered to our executive officers and recommending to the full Board of Directors the compensation to be offered to our directors.  The Board has determined that Messrs. Mathews, Kisner, Ferrell, Petree and Swortwood are each an “independent director” under the listing standards of the Nasdaq Stock Market.  In making such determination the Board considered the source of compensation of each member of the Compensation Committee, including factors relevant to determining whether the member has a relationship to the Company which is material to the member’s ability to be independent from management in connection with the duties of a compensation committee member.  In addition, the members of the Compensation Committee qualify as “non-employee directors” for purposes of Rule 16b-3 under the Exchange Act and as “outside directors” for purposes of Section 162(m) of the Internal Revenue Code of 1986, as amended. The Compensation Committee met two times in 2015.

The Audit Committee.  The Audit Committee of the Board of Directors, currently consists of Messrs. Mathews (Chair), Ferrell, and Petree. The functions of the Audit Committee include the retention of our independent registered public accounting firm, reviewing and approving the planned scope, proposed fee arrangements and results of the Company’s annual audit, reviewing the adequacy of the Company’s accounting and financial controls and reviewing the independence of the Company’s independent registered public accounting firm. The Board has determined that each current member of the Audit Committee is an “independent director” under the listing standards of the Nasdaq Stock Market and Section 10A(m)(3) of the Securities Exchange Act. As required by the listing standards of the Nasdaq Stock Market, each member of the Audit Committee can read and understand fundamental financial statements, including a balance sheet, income statement and cash flow statement. The Board of Directors has also determined that Mr. Mathews is an “audit committee financial expert” within the applicable definition of the SEC. The Audit Committee met four times in 2015.

The Nominating and Corporate Governance Committee.  The Nominating and Corporate Governance Committee consists of Messrs. Mathews (Chair), Petree, and Swortwood. The Nominating and Corporate Governance Committee evaluates and recommends to the Board nominees for each election of directors and helps oversee the Company’s regulatory and compliance matters. The Board has determined that Messrs. Mathews, Petree and Swortwood are each an “independent director” under the listing standards of the Nasdaq Stock Market. The Nominating and Corporate Governance Committee met two times in 2015.

The R&D Advisory Committee.  The R&D Advisory Committee consists of Messrs. Kisner (Chair) and Petree. The R&D Advisory Committee evaluates and helps oversee the Company’s research and development initiatives. The Board has determined that Messrs. Kisner and Petree are each an “independent director” under the listing standards of the Nasdaq Stock Market. The R&D Advisory Committee met three times in 2015.

Board and Committee Effectiveness

The Board and each of its Committees performs an annual self-assessment to evaluate their effectiveness in fulfilling their obligations. The Board and Committee evaluations cover a wide range of topics, including, among others, the fulfillment of the Board and Committee responsibilities identified in the Corporate Governance Guidelines and charters for each Committee.

Board Leadership Structure

Daniel H. Petree serves as Chairman of our Board of Directors. Our Board has determined that separating the positions of Chief Executive Officer and Chairman of the Board is in the best interests of the Company and its stockholders at this time. Our Board believes our leadership structure enhances the accountability of our Chief Executive Officer to the Board and encourages balanced decision making. In addition, the Board believes that this structure provides an environment in which its independent directors are fully informed, have significant input into the content of Board meetings and are able to provide objective and thoughtful oversight of management.  Our Board also separated the roles in recognition of the differences in responsibilities. While our Chief Executive Officer is responsible for the day-to-day leadership of the Company, the Chairman of the Board provides guidance to the Board, sets the agenda for Board meetings and presides over the meetings of the full Board and the meetings of the Board’s non-employee directors. The Board Chairman also provides performance feedback on behalf of the Board to our Chief Executive Officer. The Board intends to carefully evaluate from time to time whether our Chief Executive Officer and Chairman positions should remain separate based on what the Board believes is best for the Company and its stockholders.

Board Oversight of Risk

The Board is actively involved in the oversight of risks that could affect the Company. The Board as a whole has responsibility for risk oversight of the Company’s risk management policies and procedures, with reviews of certain areas being conducted by the relevant Board committee. The Board satisfies this responsibility through reports by each Committee Chair regarding the Committee’s considerations and actions, as well as through regular reports directly from management responsible for oversight of particular risks within the Company.  Specifically, the Board committees address the following risk areas:

•	The Compensation Committee is responsible for overseeing the management of risks related to the Company’s executive compensation plans and arrangements.

•	The Audit Committee discusses with management the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures.

•

The Nominating and Corporate Governance Committee considers risks related to regulatory and compliance matters, including the Company’s compliance with good corporate governance practices and the requirements established by the SEC and the Nasdaq Stock Market.

•	The R&D Advisory Committee considers risks related to the Company’s research and development initiatives.

The Board encourages management to promote a corporate culture that incorporates risk management into the Company’s day-to-day business operations.

Stockholder Recommendations for Director Nominees

In nominating candidates for election as a director, the Nominating and Corporate Governance Committee will consider a reasonable number of candidates recommended by a single stockholder who has held over 2% of Lpath Common Stock for over one year and who satisfies the notice, information and consent provisions set forth in our Bylaws and Corporate Governance Guidelines. Stockholders who wish to recommend a candidate may do so by writing to the Nominating and Corporate Governance Committee in care of the Corporate Secretary, Lpath, Inc., 4025 Sorrento

Valley Blvd., San Diego, California 92121. The Nominating and Corporate Governance Committee will use the same evaluation process for director nominees recommended by stockholders as it uses for other director nominees. A printed copy of our Bylaws may be obtained by any stockholder upon request to our Corporate Secretary.

Identification and Evaluation of Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. Our Nominating and Corporate Governance Committee regularly assesses the appropriate size and composition of the Board, the needs of the Board and the respective Board Committees, and the qualifications of candidates in light of these needs. Candidates may come to the attention of the Nominating and Corporate Governance Committee through stockholders, management, current members of the Board, or search firms. The evaluation of these candidates may be based solely upon information provided to the Nominating and Corporate Governance Committee or may also include discussions with persons familiar with the candidate, an interview of the candidate or other actions the Nominating and Corporate Governance Committee deems appropriate, including the use of third parties to review candidates.

While we do not have a stand-alone diversity policy, in considering whether to recommend any director nominee, including candidates recommended by stockholders, we believe that the backgrounds and qualifications of our directors, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow our Board and its Committees to fulfill their respective responsibilities. As set forth in our Corporate Governance Guidelines, these criteria generally include, among other things, an individual’s business experience and skills, as well as independence, judgment, knowledge of our business and industry, professional reputation, leadership, integrity and ability to represent the best interests of the Company’s stockholders. In addition, the Nominating and Corporate Governance Committee will also consider the ability to commit sufficient time and attention to the activities of the Board, as well as the absence of any potential conflicts with the Company’s interests. The Nominating and Corporate Governance Committee does not assign specific weights to particular criteria and no particular criterion is necessarily applicable to all prospective director nominees. Our Board will be responsible for selecting candidates for election as directors based on the recommendation of the Nominating and Corporate Governance Committee.

We believe that our current Board includes individuals with a strong background in executive leadership and management, accounting and finance, and Company and industry knowledge. In addition, each of our directors has a strong professional reputation and has shown a dedication to his or her profession and community. We also believe that our directors’ diversity of backgrounds and experiences, which include medicine, academia, business and finance, results in different perspectives, ideas, and viewpoints, which make our Board more effective in carrying out its duties. We believe that our directors hold themselves to the highest standards of integrity and that they are committed to representing the long-term interests of our stockholders.

Communications with the Board of Directors

The Board desires that the views of stockholders will be heard by the Board, its Committees or individual directors, as applicable, and that appropriate responses will be provided to stockholders on a timely basis. Stockholders wishing to formally communicate with the Board, any Board Committee, the independent directors as a group or any individual director may send communications directly to the Company at 4025 Sorrento Valley Blvd., San Diego, California 92121, Attention: Corporate Secretary. All clearly marked written communications, other than unsolicited advertising or promotional materials, are logged and copied, and forwarded to the director(s) to whom the communication was addressed. Please note that the foregoing communication procedure does not apply to (i) stockholder proposals pursuant to Exchange Act Rule 14a-8 and communications made in connection with such proposals or (ii) service of process or any other notice in a legal proceeding.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees for Director

Our business is managed under the direction of our Board of Directors. Our Board has nominated, based on the recommendation of the Nominating and Corporate Governance Committee, each of our five (5) existing directors for re-election at the Annual Meeting, including:

Name	Age	Position
Daniel H. Petree (1)(2)(3)(4)	60	Chairman of the Board
Jeffrey A. Ferrell (1)(2)	41	Director
Daniel L. Kisner, M.D. (1)(4)	69	Director
Charles A. Mathews (1)(2)(3)	78	Director
Donald R. Swortwood (1)(3)	75	Director

(1)	Member of the Compensation Committee
(2)	Member of the Audit Committee
(3)	Member of the Nominating and Corporate Governance Committee
(4)	Member of the R&D Advisory Committee

In addition to the information regarding our directors and skills that led our Board to conclude that the individual should serve as a director, we also believe that all of our directors have a reputation for integrity, honesty and adherence to high ethical standards. We believe they each have demonstrated business acumen and an ability to exercise sound judgment, as well as a commitment of service to our Company and our Board.

The Board also believes that re-electing our incumbent directors helps to promote stability and continuity. The Board expects that each director will continue to make substantial contributions to the Company by virtue of their familiarity with, and insight into, the Company’s business and affairs accumulated during their tenure.

All of the nominees have indicated a willingness to continue serving as directors, and the Company has no reason to believe that any nominee will be unavailable or unable to serve. If any of them should decline or be unable to act as a director, the proxy holders will vote for the election of any other person or persons the Board may nominate.

The following sets forth information regarding the business experience of our directors as of March 31, 2016:

Daniel H. Petree

Chairman of the Board of Directors

Mr. Petree has served as a director of Lpath since November 2008, and was appointed as Chairman of the Board in September 2010. Mr. Petree has over 20 years of experience in the biotechnology industry, serving in a variety of roles including investment banker, senior operating manager and corporate and securities lawyer. Mr. Petree is a member and co-founder of P2 Partners, LLC formed in 2000, and a member and co-founder of Four Oaks Partners Consulting, LLC, founded in April 2012, both of which provide transaction advisory services to small and medium-sized science companies. Mr. Petree served as a director and chairman of the audit committee of Cypress Biosciences, Inc., a company that provides products for the treatment of patients with Functional Somatic Syndromes and other central nervous system disorders from 2004 to 2010. Before co-founding P2 Partners in 2000, Mr. Petree was President and Chief Operating Officer of Axys Pharmaceuticals, a structure-based drug design company in South San Francisco. Mr. Petree’s qualifications to sit on our Board include his experience as an executive and an investment banker in the biotechnology industry, his experience with structuring and negotiating pharmaceutical partnering arrangements and strategic transactions, and his experience serving on public company boards and board committees.

Jeffrey A. Ferrell

Director

Mr. Ferrell has served as a director of Lpath since April 2007. Mr. Ferrell has served as the Managing Partner of Athyrium Capital Management, LP, a life sciences focused investment and advisory company with offices in New York City, since 2008. From 2001 to 2008, Mr. Ferrell served in a number of capacities at Lehman Brothers. He oversaw public and private life sciences investments for Global Trading Strategies, a principal investment group within Lehman, as a Senior Vice President from 2005 to 2008. Prior to that he was a Vice President in Lehman Brothers’ Private Equity division. Before joining Lehman in 2001, he was a principal at Schroder Ventures Life Sciences in Boston. Mr. Ferrell holds an A.B. in Biochemical Sciences from Harvard University. Mr. Ferrell’s qualifications to sit on our Board include his experience in providing fund raising and advisory services to life sciences companies, his knowledge of the life sciences industry and his knowledge of the capital markets.

Daniel L. Kisner, M.D.

Director

Dr. Kisner has been a member of our Board since July 2012. Since July 2010, Dr. Kisner has been a director of Dynavax Technologies Corporation, a clinical stage biopharmaceutical company, and has also served as Chairman of the Board for Tekmira Pharmaceuticals, a biopharmaceutical company since January 2010.  Additionally, since February 2014, Dr. Kisner has served on the board of Conatus Pharmaceuticals, Inc., a biotechnology company. From 2003 to 2010, Dr. Kisner was a partner at Aberdare Ventures. Prior to that, Dr. Kisner was President and CEO of Caliper Technologies, leading its evolution from a start-up focused on microfluidic lab-on-chip technology to a publicly traded, commercial organization. Prior to Caliper, he was the President and Chief Operating Officer of Isis Pharmaceuticals, Inc., a biomedical pharmaceutical company. Previously, Dr. Kisner was Division Vice President of Pharmaceutical Development for Abbott Laboratories and Vice President of Clinical Research and Development at SmithKline Beckman Pharmaceuticals. In addition, he held a tenured position in the Division of Oncology at the University of Texas, San Antonio School of Medicine and is certified by the American Board of Internal Medicine in Internal Medicine and Medical Oncology. Our Board believes that Dr. Kisner’s background with larger, complex technology-based organizations as well as his significant experience with corporate transactions, including investing in venture-backed life science companies provides the Board with insights for setting strategy and reviewing the operations of the Company. He holds a B.A. from Rutgers University and an M.D. from Georgetown University.  Additionally, Dr. Kisner currently serves on the board of Conatus Pharmaceuticals, Inc., a biotechnology company.

Charles A. Mathews

Director

Mr. Mathews has served as a director of Lpath since March 2006. Mr. Mathews is an active private investor and has served as an independent director on the boards of a number of public and private companies. From March 2005 to November 2006, Mr. Mathews was Chairman of Avanir Pharmaceuticals (AVNR), a drug development and marketing company and from May to September 2005 he acted as its Chief Executive Officer. Mr. Mathews is a past president of the San Diego Tech Coast Angels, part of an affiliation of over 200 accredited “angel” investors active in the life science and technology industries. From April 2002 until January 2004, Mr. Mathews served as the President and Chief Executive Officer of DermTech International, a privately held contract research organization focused on dermal and transdermal drugs. Mr. Mathews’ qualifications to sit on our Board include his leadership experience as an executive in the life sciences industry, his expertise in operations and corporate governance, and his experience serving on public and private company boards and board committees.

Donald R. Swortwood

Director

Mr. Swortwood participated in the original funding of Lpath, and has served as a director of Lpath since July 2006. He has served as Chairman and Chief Executive Officer of Western States Investment Corporation since the founding of its predecessor in 1975, and has been an active investor and venture capitalist for over thirty-five years. His investing career began in basic industrial areas, such as industrial salt and transportation, and has evolved into technology and science related fields, ranging from a business that developed novel technologies for the detection and treatment of gastro-esophageal reflux disease, which was sold to Medtronic; to a leader in storage area network management software solutions, which was sold to EMC; to a business that developed the first “ear thermometer,” which was sold to Wyeth. Currently, the Western States portfolio of holdings includes a number of biotech and life science companies. Mr. Swortwood is a graduate of Stanford University. Mr. Swortwood’s qualifications to sit on our Board include his experience as a business leader and venture capitalist and his experience in advising emerging growth life science and technology companies.

Family Relationships

There are no family relationships between any of our officers and directors.

Vote Required and Board Recommendation

If a quorum is present, either in person or by proxy, directors will be elected by a plurality of the votes, which means the five nominees who receive the greatest number of FOR votes will be elected. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares. Abstentions and broker non-votes will each be counted as present for purposes of determining the presence of a quorum, but will not have any effect on the outcome of the proposal.

The shares represented by the accompanying proxy will be voted FOR election, as directors, of the above-mentioned five nominees, unless a stockholder requests that voting of the proxy be withheld for any one or more of the nominees for directors by so directing on the proxy card. If any nominee becomes unavailable for any reason (which event is not anticipated) to serve as a director at the time of the meeting, then the shares represented by such proxy may be voted for such other person as may be determined by the proxy holders.

Directors are to be elected to hold office until the next annual meeting of stockholders and until their successors are elected and qualified, or their earlier death, resignation or removal.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR AND SOLICITS PROXIES IN FAVOR OF THE NOMINEES LISTED ABOVE (ITEM 1 ON THE ENCLOSED PROXY CARD).

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF MOSS ADAMS LLP AS THE

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE COMPANY

Moss Adams LLP has served as the Company’s independent registered public accounting firm since June 2009. Our Audit Committee is responsible for approving the engagement of Moss Adams as the Company’s independent registered public accounting firm for the year ending December 31, 2016.

The Audit Committee will meet with Moss Adams in 2016 on a quarterly or more frequent basis. At such times, the Audit Committee will review the services performed by Moss Adams, as well as the fees charged for such services.

A representative of Moss Adams is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires. The representative is also expected to be available to respond to appropriate questions from stockholders.

Fees Billed to the Company by its independent auditors during Fiscal Years 2015 and 2014.

Set forth below is certain information concerning fees billed to us by Moss Adams in respect of services provided in 2015 and 2014.

	2015	2014
Audit fees	$122,000	$122,000
Audit-related fees	35,000	42,250
Tax Fees	8,500	8,500
All other fees	—	—
Total	$165,500	$172,750

Audit Fees:  For the years ended December 31, 2015 and 2014, the aggregate audit fees billed by Moss Adams were for professional services rendered for audits and quarterly reviews of our consolidated financial statements.

Audit-Related Fees:  For the years ended December 31, 2015 and 2014, audit-related fees billed by Moss Adams pertained to services rendered in connection with (i) the audit of our Schedule of Expenditures for the National Institutes of Health Research and Development Program, and (ii) procedures required for filings with the SEC in conjunction with financing transactions.

Tax Fees:  For the years ended December 31, 2015 and 2014, fees billed by Moss Adams related to tax return preparation and tax planning services.

All Other Fees:  For the years ended December 31, 2015 and 2014, there were no fees billed by Moss Adams for other services, other than the fees described above.

Policy on Audit Committee pre-approval of audit and permitted non-audit services of independent auditors

The Audit Committee has determined that all services provided by Moss Adams were compatible with maintaining the independence of such audit firm. The charter of the Audit Committee requires advance approval of all auditing services and permitted non-audit services (including the fees and terms thereof) to be performed for the Company by our independent registered public accounting firm, subject to any exception permitted by law or regulation. The Audit Committee has delegated to the Chair of the Audit Committee authority to approve permitted services, provided that the Chair reports any decisions to the Audit Committee at its next scheduled meeting. During 2015 and 2014, the Chair of the Audit Committee, subsequently advising the Audit Committee, or the Audit Committee itself pre-approved all audit related and the tax services provided by our independent auditors. During 2015 and 2014, no non-permitted or non-authorized services were performed by our independent registered public accounting firm.

Vote Required and Board Recommendation

If a quorum is present, a majority of the votes cast for this proposal, whether in person or represented by proxy, is required for ratification of Moss Adams LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2016. Abstentions will be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

Submission of the appointment to stockholder approval is not required under applicable law. However, if our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Moss Adams LLP as our independent auditor or whether to consider the selection of a different firm.  Even if the appointment is ratified, the Audit Committee in its discretion may direct the appointment of a different independent auditor at any time during the fiscal year ending December 31, 2016.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 2.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following is the report of the Audit Committee of the Board of Directors of Lpath, Inc. with respect to Lpath’s audited financial statements for the fiscal year ended December 31, 2015, included in the Company’s Annual Report on Form 10-K, filed with the SEC on March 22, 2016. The information contained in this report shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates it by reference in such filing.

The Audit Committee currently consists of three directors, each of whom is an “independent director” as defined in the listing standards for the Nasdaq Stock Market.  The Audit Committee acts pursuant to a written charter that has been adopted by the Board of Directors.  A copy of the charter is available on the Company’s website at www.lpath.com.

The Audit Committee oversees our financial reporting process on behalf of the Board of Directors. Management has the responsibility for the financial statements and the reporting process, including internal control systems. Our independent registered public accounting firm, Moss Adams LLP, is responsible for expressing an opinion as to the conformity of our audited financial statements with generally accepted accounting principles.

Review with Management

The Audit Committee reviewed and discussed the audited financial statements with management of the Company.

Review and Discussions with Independent Accountants

The Audit Committee met with Moss Adams to review the financial statements for the fiscal year ended December 31, 2015. The Audit Committee discussed with a representative of Moss Adams the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU Section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T. In addition, the Audit Committee met with Moss Adams, with and without management present, to discuss the overall scope of Moss Adam’s audit, the results of its examinations and the overall quality of the Company’s financial reporting. The Audit Committee received the written disclosures and the letter from Moss Adams required by Rule 3526 of the Public Company Accounting Oversight Board, Communication with Audit Committee Concerning Independence, and has discussed with Moss Adams its independence, and satisfied itself as to the independence of Moss Adams.

Conclusion

Based on the above review, discussions, and representations received, the Audit Committee recommended to the Board of Directors that the audited financial statements for the fiscal year ended December 31, 2015 be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015 for filing with the SEC.

The Audit Committee of the Board of Directors:

Charles A. Mathews, Chair
Jeffrey A. Ferrell
Daniel H. Petree

The foregoing Report of the Audit Committee is not “soliciting material,” is not deemed “filed” with the SEC, and shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing of ours under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, (the “Exchange Act”) except to the extent we specifically incorporate this report by reference.

PROPOSAL THREE

ADVISORY VOTE ON EXECUTIVE COMPENSATION

Background

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, has the responsibility for evaluating and authorizing the compensation payable to our executive officers.  The goal of our executive compensation program is to attract, motivate and retain executives of outstanding ability, performance and potential. To achieve this goal, the Compensation Committee has designed a package that combines competitive base pay and benefits, with incentive compensation conditioned on the achievement of predetermined annual performance goals and long-term equity awards.  The Compensation Committee believes this package encourages the retention of our executive officers and incentivizes our executives to focus on the creation of stockholder value.  Our compensation program also seeks to be internally consistent with differentials commensurate with the scope of a named executive officer’s responsibilities.

In setting executive compensation in 2014, the Compensation Committee retained Compensia, Inc., a national compensation consulting firm (“Compensia”), to provide it with competitive market data and analysis regarding the compensation elements offered to the Company’s executive officers, including base salary, cash incentives and equity incentives. Compensia provided the analysis based on a peer group of life science companies approved by the Compensation Committee. In setting compensation in 2015, the Compensation Committee considered the data and analysis received from Compensia in 2014, updated compensation data for the Company’s peer group and available market information for life science companies.  Information regarding the compensation of our named executive officers in 2015 and 2014 is set forth below under “Executive Compensation”.

Objectives of our Executive Compensation Program

Our compensation program for our executive officers is designed to achieve the following objectives:

•	attract, engage and retain exceptionally talented and highly experienced executive officers in the competitive and dynamic life sciences industry;

•	motivate and reward executive officers whose knowledge, skills and performance contribute to our success;

•

encourage and inspire our executive officers to achieve key corporate strategic objectives by linking performance-based award opportunities to the achievement of individual and company-wide short- and long-term goals; and

•	align the interests of our executives and stockholders by motivating executive officers to increase stockholder value.

Elements of Compensation

Consistent with the size and nature of our Company, our executive compensation program is simple, consisting of a base salary, an annual performance-based cash bonus, long-term equity awards in the form of restricted stock units (“RSUs”) or stock options, employer contributions to our 401(k) plan, and eligibility to participate in employee benefit plans available to all full-time employees, including group health plan, group term life insurance, and short- and long-term disability benefits.

Taken as a whole, the elements of our compensation package are comparable to those offered by the peer group selected by the Compensation Committee, which is comprised of other similarly sized companies in our industry. This allows us to compete in acquiring talent and retaining key executives. Our annual cash bonuses link executive performance to the measurable success of our Company and the individual achievements and performance of the executives. Likewise, equity awards align the interests of our named executive officers with those of our stockholders, thereby creating an incentive to build long-term stockholder value and acting as a retention tool.

Base Salary

The base salaries of our named executive officers depend on their job responsibilities, the market rate of compensation paid by companies in our industry for similar positions, our financial position, and external factors like inflation and the projected strength of the economy. The Compensation Committee reviews the base salaries of our named executive officers at least annually. The annual base salaries of our named executive officers for fiscal years 2014 and 2015 are reflected in the Summary Compensation Table.

Annual Performance-Based Bonus

The annual performance-based cash bonuses paid to our named executive officers for fiscal years 2014 and 2015 were determined by the Compensation Committee based on the partial or full achievement of our corporate goals, weighted by importance, as well as individual goals applicable to the named executive officer’s position and expertise. Our corporate goals for these years consisted of progress on the clinical trials for our drug candidates, efforts to develop additional drug candidates, our ability to maintain our existing and secure additional collaborative relationships, our ability to control our operating costs and raise the financing necessary to support our operations and progress on other strategic alternatives. The individual goals of our named executive officers are based on the executive’s job title and responsibilities.  The Compensation Committee reviews and recommends, and the Board reviews and approves, the corporate and individual goals set each year for purposes of the annual performance-based bonus.  In addition, the Compensation Committee retains negative discretion to adjust the actual amount of the annual bonus based on our stock performance, our accomplishments determined on a qualitative basis, and the strength of our market position at the end of the fiscal year.

Following the end of each fiscal year, the Compensation Committee is responsible for determining the bonus amount payable to each executive officer based on the Company’s and the executive officer’s performance against the performance metrics established by the Compensation Committee and the Board for the recently completed fiscal year.  The bonus amounts reflected in the Summary Compensation Table for 2014, reflect the Company’s and the executive officer’s performance during fiscal 2013; and the bonus amounts reflected in the Summary Compensation Table for 2015, reflect the Company’s and the executive officer’s performance during fiscal 2014.

Based on its evaluation, the Compensation Committee awarded the named executive officers an average of 57% of their full target bonus amounts over the past two fiscal years.

Long-Term Incentive Awards

Our Compensation Committee believes that equity ownership by our executive officers and key employees encourages them to focus on increasing the long-term value of the Company, aligns their interests with those of our stockholders and provides a retention tool as the executives are required to vest in the equity awards over a period of time.  From 2007 through 2013, the Compensation Committee granted RSUs to our executive officers and our other key employees pursuant to our Amended and Restated 2005 Equity Incentive Plan (“the Plan”).  The RSUs vest over a four-year period, with 25% of the RSUs vesting on the one-year anniversary of the vesting commencement date, and 1/12 of the RSUs vesting over each of the next 12 quarters.  In 2014, the Compensation Committee, based on the recommendation of Compensia, determined that it would be in the best interests of the Company and is stockholders to grant stock options to our executive officers and other key employees pursuant to the Plan.  The Compensation Committee determined to utilize stock options in 2015. Similar to the RSU grants, the stock options vest over a four-year period, with 25% of the stock options vesting on the one-year anniversary of the vesting commencement date, and 1/36th of the stock options vesting over each of the next 36 months.

In addition to the annual stock option awards issued to our executive officers for 2015, the Compensation Committee issued additional stock options to our executive officers in June 2015 as a retention tool following the adverse clinical trial results for the Company’s lead drug candidate, iSONEP.  These retention-based stock options vest over a four-year period, with 1/48th of the stock options vesting monthly over the 48 month term from the vesting commencement date.  Upon a change of control of the Company, these retention-based stock options will accelerate and become fully-vested.

Miscellaneous

Our named executive officers are eligible to participate in our 401(k) plan, a defined contribution retirement plan. Just like other employees eligible to participate in the 401(k) plan, named executive officers who participate in the plan receive an employer matching contribution in an amount equal to a maximum of 4% of the participant’s compensation, subject to statutory limitations. We do not sponsor any defined benefit pension plan, nonqualified defined contribution plan, or deferred compensation plan; nor do we provide post-retirement health coverage for our named executive officers.

Vote Required and Board Recommendations

The Board of Directors and the Compensation Committee each believe that the Company’s executive compensation programs use appropriate structures and sound pay practices that are effective in achieving the Company’s core objectives and goals. Accordingly, the Board of Directors recommends that you vote in favor of this proposal.

The Board is asking you to vote on the adoption of the following resolution:

RESOLVED, that the stockholders of Lpath, Inc. hereby approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in this proxy statement, including the compensation tables and related narrative discussion.

If a quorum is present, a majority of the votes cast for this proposal, whether in person or represented by proxy, is required for approval of this proposal. If you hold your shares through a broker and you do not instruct the broker on how to vote on this proposal, your broker will not have authority to vote your shares.  Abstentions and “broker non-votes” will each be counted as present for purposes of determining the presence of a quorum, but will have no effect on the outcome of the vote.

The advisory vote on executive compensation solicited by this proposal is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers, which is disclosed elsewhere in this proxy statement.  The vote is advisory, and therefore is not binding on the Company, our Board of Directors or our Compensation Committee in any way.  Furthermore, because this non-binding, advisory resolution primarily relates to the compensation of our named executive officers that have already been paid or contractually committed, there is generally no opportunity for us to revisit these decisions.  However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and will take into account the outcome of the vote when considering future executive compensation policies and decisions.

The approval of this proposal is not a condition to the approval of any other proposals submitted to the stockholders.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” PROPOSAL 3.

EXECUTIVE COMPENSATION

Our Named Executive Officers

Our executive officers are appointed by our Board and serve at its discretion. There are no family relationships between any of our directors or executive officers and any of our other directors or executive officers. Set forth below is information regarding our named executive officers for fiscal 2015.  Under the SEC’s rules, we are required to include our former Interim Chief Executive Officer, Michael Lack, as a named executive officer.  Mr. Lack’s engagement as our Interim Chief Executive Officer concluded on September 30, 2015.

Name	Age	Position
Michael Lack	63	Interim Chief Executive Officer
Gary J. G. Atkinson	63	Interim Chief Executive Officer and Chief Financial Officer
Dario A. Paggiarino, M.D.	59	Senior Vice President and Chief Development Officer
Gary Woodnutt Ph.D.	59	Senior Vice President and Chief Scientific Officer

Gary J.G. Atkinson

Interim Chief Executive Officer and Chief Financial Officer

Mr. Atkinson joined Lpath as Vice President and Chief Financial Officer in 2005, and was appointed as our Interim Chief Executive Officer in September 2015. He has more than 20 years of financial management experience. Prior to joining Lpath, Mr. Atkinson served, from 2001 to 2005 as Senior Vice President and Chief Financial Officer at Quorex Pharmaceuticals, Inc., a drug discovery company. From 1995 to 2000, Mr. Atkinson served as Vice President of Finance at Isis Pharmaceuticals, a publicly held pharmaceutical research and development company. He began his career with Ernst & Young, where he earned his CPA certification. Mr. Atkinson is a graduate of Brigham Young University.

Dario A. Paggiarino, M.D.

Senior Vice President and Chief Development Officer

Dr. Paggiarino joined Lpath in April 2013. He has more than 25 years of experience in the pharmaceutical industry, having directed global development programs in a number of therapeutic areas including ophthalmology, pain, inflammatory conditions, and oncology. Most recently, Dr. Paggiarino served as Vice President and Therapeutic Unit Head for retina diseases at Alcon, a division of Novartis from 2011 to 2013. He also served as Executive Director of Clinical Development and Medical Affairs at Pfizer Global R&D with focus on global clinical development in glaucoma, diabetic and degenerative retinal diseases, and medical responsibilities for Macugen® from 2001 to 2011. Earlier in his career, he held R&D positions of increasing responsibility at Angelini Pharmaceuticals, a privately owned company, ultimately serving as president. Later he joined Pharmacia Global R&D where he was clinical program director of ophthalmology with responsibilities for Xalatan®, the leading glaucoma therapy in the world, and ocular devices such as viscoelastics (Healon®) and intraocular lenses (CeeOn®, Tecnis®). Dr. Paggiarino earned his degree in Medicine and General Surgery at the University of Rome La Sapienza and has authored numerous scientific articles.

Gary Woodnutt Ph.D.

Senior Vice President and Chief Scientific Officer

Dr. Woodnutt joined Lpath in April 2013. Prior to joining Lpath, Dr. Woodnutt served as the Vice President, Open Innovation at CovX, a division of Pfizer acquired in 2007, from 2012 to 2013, and as Vice President of Biology Research from 2006 to 2012. From 2002 to 2006, Dr. Woodnutt was the Senior Vice President of Pharmaceutical Research and Development for Diversa Corporation. He began his career in the pharmaceutical industry with Glaxo SmithKline Pharmaceuticals, where he was employed for more than 20 years and rose to the position of Vice President and Head of Biology in the Antimicrobial and Host Defense Group. Dr. Woodnutt received his Ph.D. in biochemistry/physiology from the University of Reading, and he has authored numerous scientific articles.

Executive Compensation

The following table summarizes the compensation that we paid to our named executive officers during the years ended December 31, 2015 and 2014.  Our named executive officers for fiscal 2015 include Michael Lack, our former Interim Chief Executive Officer, Gary Atkinson, our Interim Chief Executive Officer and Chief Financial Officer, Dario A. Paggiarino, M.D., our Senior Vice President and Chief Development Officer, and Gary Woodnutt, Ph.D., our Senior Vice President and Chief Scientific Officer.  Instead of discretionary annual bonuses, we pay cash bonuses based on performance goals pre-established at the beginning of the year, and we do not sponsor any pension plans or nonqualified deferred compensation plans. Accordingly the Summary Compensation Table omits the columns for “Bonus” and “Change in Pension Value and Nonqualified Deferred Compensation Earnings.”

Summary Compensation Table

				Option	Stock	All Other
Name and Principal Position	Year	Salary	Bonus	Awards (5)	Awards (5)	Compensation (6)	Total
Gary J. G. Atkinson (1)	2015	$345,769	$56,000	$78,657	$47,666	$10,600	$538,692
Interim Chief Executive Officer and Chief Financial Officer	2014	$321,404	$58,200	$48,205	$66,996	$10,400	$505,205

Michael Lack (2)	2015	$232,500	$—	$—	$22,423	$—	$254,923
Interim Chief Executive Officer	2014	75,000	$—	$—	$21,357	$—	96,357

Dario A. Paggiarino, M.D. (3)	2015	$350,962	$51,700	$56,959	$123,331	$10,600	$593,552
Senior Vice President and Chief Development Officer	2014	$327,885	$46,300	$28,923	$123,331	$10,400	$536,839

Gary Woodnutt Ph.D. (4)	2015	$354,289	$76,200	$56,959	$123,331	$10,600	$621,379
Senior Vice President and Chief Scientific Officer	2014	$327,885	$60,000	$28,923	$123,331	$10,400	$550,539

(1)

Gary Atkinson was appointed as the Company’s Interim Chief Executive Officer on September 23, 2015. Mr. Atkinson was paid a base salary of $325,000 per annum, effective as of March 1, 2014, which was increased to $335,000 effective March 1, 2015. Mr. Atkinson may be granted annual bonuses and equity awards at the discretion of the Compensation Committee.

(2)

On November 3, 2014, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Lack in connection with his appointment as Interim Chief Executive Officer.  Under the Consulting Agreement, Mr. Lack received a monthly salary of $37,500, with a guarantee of such salary level for a period of four months, subject to certain exceptions.  In addition, the Compensation Committee granted Mr. Lack restricted stock units for 15,000 shares of Common Stock that vested in full on the date on which he no longer provided services to the Company.  The Company concluded its contract with Mr. Lack effective September 30, 2015.

(3)

Dario A. Paggiarino, M.D., our Senior Vice President and Chief Development Officer, was paid a base salary of $330,000 per annum, effective as March 1, 2014, which was increased to $340,000 effective March 1, 2015.  Dr. Paggiarino may be granted annual bonuses and equity awards at the discretion of the Compensation Committee.

(4)

Gary Woodnutt, Ph.D., our Senior Vice President and Chief Scientific Officer, was paid a base salary of $330,000 per annum, effective as March 1, 2014, which was increased to $344,000 effective March 1, 2015.  Mr. Woodnutt may be granted annual bonuses and equity awards at the discretion of the Compensation Committee.

(5)

Stock Option and Restricted Stock Units (“RSU”) award compensation represents the aggregate annual stock compensation expense of the awards issued to our executive officers. Compensation is measured at the grant date based on the fair value of the award and is recognized as compensation expense over the service period, which generally represents the vesting period. The grant date fair values of the stock options and RSUs were computed based on the closing price of the Company’s common stock on the grant date in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718. Material terms of the outstanding equity awards for each of the named executive officers are set forth in the following table entitled “Outstanding Equity Awards at Fiscal Year-End 2015”.

(6)	Amounts represent company matching 401(k) contributions.

The following table details unexercised stock options and RSUs for each of our Named Executive Officers as of December 31, 2015.

	OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
	OPTION AWARDS					STOCK AWARDS
	Number of	Number of						Equity Incentive Plan	Equity Incentive Plan
	Securities	Securities				Number of	Market Value	Awards: Number of	Awards: Market Value
	Underlying	Underlying				Shares or	of Shares or	Unearned Shares or	of Unearned Shares
	Unexercised	Unexercised		Option	Option	Units of Stock	Units of Stock	Units of Stock	or Units of Stock
	Options (#)	Options (#)		Exercise	Expiration	That Have Not	That Have Not	That Have Not	That Have Not
Name	Exercisable	Unexercisable		Price ($)	Date(1)	Vested (#)	Vested ($)	Vested (#)	Vested ($)
Gary J. G. Atkinson	34,375	40,625	(2)	$4.45	2/10/2024	8,482	$1,951	—	$—
	—	50,000	(2)	$2.86	2/10/2025
	18,750	131,250	(4)	$0.28	6/16/2015

Michael Lack (3)	—	—		—	—	—	$—	—	$—

Dario A. Paggiarino, M.D.	20,625	24,375	(2)	$4.45	2/10/2024	37,500	$8,625	—	$—
	—	50,000	(2)	2.86	2/10/2025
	18,750	131,250	(4)	0.28	6/16/2015

Gary Woodnutt Ph.D.	20,625	24,375	(2)	$4.45	2/10/2024	37,500	$8,625	—	$—
	—	50,000	(2)	2.86	2/10/2025
	18,750	131,250	(4)	0.28	6/16/2015

(1)	For each option shown, the expiration date is the 10th anniversary of the date the option was granted.

(2)	One quarter of the shares vest one year from the date of grant, the remaining shares vest monthly over the following three years.

(3)

On November 3, 2014, the company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Lack in connection with his appointment as Interim Chief Executive Officer.  Under the Consulting Agreement, the Board granted Mr. Lack restricted stock units for 15,000 shares of Common Stock that vested in full on September 30, 2015, when we concluded our contract with Mr. Lack.

(4)	The shares vest in equal monthly installments over a period of 48 months from the date of grant.

Narrative to Summary Compensation Table and Outstanding Equity Awards Table

The Compensation Committee of the Board of Directors, which is comprised solely of independent directors, has the responsibility for evaluating and authorizing the compensation payable to our executive officers. In setting executive compensation in 2014, the Compensation Committee retained Compensia, Inc., a national compensation consulting firm (“Compensia”), to provide it with competitive market data and analysis regarding the compensation elements offered to the Company’s executive officers, including base salary, annual cash incentives and long-term equity incentives. Compensia provided the analysis based on a peer group of life science companies approved by the Compensation Committee. In setting compensation in 2015, the Compensation Committee considered the data and analysis received from Compensia in 2014, updated compensation data for the Company’s peer group and available market information for life science companies.

Salary. The Compensation Committee sets the base salaries for the Company’s executive officers. The amounts included in the Salary column of the Summary Compensation Table reflect an annual salary review by the Compensation Committee and any salary increases are pro-rated based on the effective date of any salary increase.

On November 3, 2014, the Company entered into a consulting agreement (the “Consulting Agreement”) with Mr. Lack in connection with his appointment as Interim Chief Executive Officer.  Under the Consulting Agreement, Mr. Lack received a monthly salary of $37,500, with a guarantee of such salary level for a period of four months, subject to certain exceptions.  Effective September 30, 2015, Mr. Lack’s consulting agreement concluded.

In February 2015, the Compensation Committee approved an approximate three percent increase in the base salaries for the Company’s executive officers to account for cost of living increases.  Accordingly, effective March 1, 2015, Mr. Atkinson’s base salary was increased from $325,000 to $335,000, Dr. Paggiarino’s base salary was increased from $330,000 to $340,000 and Dr. Woodnutt’s base salary was increased from $330,000 to $344,000.

Bonus. As part of the Company’s executive compensation program, the Compensation Committee provides annual performance-based cash incentive awards to our executive officers and other key employees.  The annual incentive awards are based on the achievement of Company and individual performance metrics established at the beginning of each fiscal year by the Compensation Committee.  Following the end of each fiscal year, the Compensation Committee is responsible for determining the bonus amount payable to the executive officer based on the Company’s and the executive officer’s performance against the performance metrics established by the Compensation Committee for the recently completed fiscal year.  The bonus amounts reflected in the Summary Compensation Table for 2014, reflect the Company’s and the executive officer’s performance during fiscal 2013; and the bonus amounts reflected in the Summary Compensation Table for 2015, reflect the Company’s and the executive officer’s performance during fiscal 2014.

Based on its evaluation, the Compensation Committee awarded the named executive officers an average of 57% of their full target bonus amounts over the past two fiscal years.

Equity Awards. Our Compensation Committee believes that equity ownership by our executive officers and key employees encourages them to focus on increasing the long-term value of the Company, aligns their interests with those of our stockholders and provides a retention tool as the executives are required to vest in the equity awards over a period of time.  From 2007 through 2013, the Compensation Committee granted RSUs to our executive officers and our other key employees pursuant to our Amended and Restated 2005 Equity Incentive Plan (“the Plan”).  The RSUs vest over a four-year period, with 25% of the RSUs vesting on the one-year anniversary of the vesting commencement date, and 1/12 of the RSUs vesting over each of the next 12 quarters.  In 2014, the Compensation Committee, based on the recommendation of Compensia, determined that it would be in the best interests of the Company and is stockholders to grant stock options to our executive officers and other key employees pursuant to the Plan.  The Compensation Committee continued to utilize stock options for the Company’s executive officers in 2015.  Similar to the RSU grants, the stock options vest over a four-year period, with 25% of the stock options vesting on the one-year anniversary of the vesting commencement date, and 1/36th of the stock options vesting over each of the next 36 months.  In June 2015, options were granted to executives that vest over a four-year period with 1/48th of the stock options vesting monthly over the 48 month term from the vesting commencement date as a retention tool.

In February 2015, Mr. Atkinson, Dr. Paggiarino, and Dr. Woodnutt were each awarded annual grants of 50,000 options. In 2014, Mr. Atkinson was awarded an annual grant of 75,000 options, and Dr. Paggiarino and Dr. Woodnutt were each awarded annual grants of 45,000 options. Mr. Lack was granted 15,000 RSUs in 2014.  In June 2015, Mr. Atkinson, Dr. Paggiarino, and Dr. Woodnutt were each awarded retention grants of 150,000 options.

All Other Compensation.  We do not provide pension arrangements or post-retirement health coverage for our executives or employees. Our executive officers are eligible to participate in our 401(k) contributory defined contribution plan. In any plan year, we contribute to each participant a matching contribution up to a maximum of 4% of the participant’s compensation, subject to statutory limitations. We do not provide any nonqualified defined contribution or other deferred compensation plans.

Severance.  If Mr. Atkinson’s,  Dr. Paggiarino’s or Dr. Woodnutt’s employment is terminated by the Company without cause, each is entitled to receive his base salary and benefits for a period of 12 months following such termination. If their employment is terminated within 24 months after a change of control of the Company, then they will be paid their base salary and benefits for a period of 12 months following such termination, and the portion of their stock options and RSUs that would have vested during the 24 months following the change of control will immediately vest.

In addition, the stock options issued to Mr. Atkinson and Drs. Paggiarino and Woodnutt in June 2015 for 150,000 shares each, respectively, and the annual stock options issued to these executive officers in February 2016 for fiscal 2016, provide that upon a change of control of the Company, these stock options will accelerate and become fully-vested.

Director Compensation

Our directors play a critical role in guiding our strategic direction and overseeing the management of the Company. Ongoing developments in corporate governance and financial reporting have resulted in an increased demand for such highly qualified and productive public company directors. The many responsibilities and risks and the substantial time commitment of being a director of a public company require that we provide adequate incentives for our directors’ continued performance by paying compensation commensurate with our directors’ workload. Our non-employee directors are compensated based upon their respective levels of Board participation and responsibilities, including service on Board Committees.

The following table sets forth compensation earned and paid to each non-employee director for service as a director during 2015:

Director Compensation Fiscal Year 2015

	Fees Earned or Paid	Stock		Option
Name	in Cash	Awards(6)		Awards(6)		Total
Jeffrey A. Ferrell	$41,000	$51,880	(1)	$2,369	(1)	$95,249
Daniel L. Kisner, M.D.	$49,000	$51,880	(2)	$10,036	(2)	$110,916
Charles A. Mathews	$56,000	$51,880	(3)	$2,369	(3)	$110,249
Daniel H. Petree	$58,000	$51,880	(4)	$3,158	(4)	$113,038
Donald R. Swortwood	$37,000	$51,880	(5)	$2,369	(5)	$91,249

(1)

Mr. Ferrell was appointed to the Board in April 2007 and first elected in October 2007. As of December 31, 2015, Mr. Ferrell held 40,000 stock options, all of which are vested and 11,727 RSUs, all of which are vested.

(2)	Dr. Kisner was appointed to the Board in July 2012. As of December 31, 2015, Dr. Kisner held 40,000 options, all of which are vested and 16,098 RSUs, of which 15,467 are vested.

(3)	As of December 31, 2015, Mr. Mathews held 22,143 stock options, all of which were vested, and 22,143 RSUs, all of which are vested. Mr. Mathews was first elected to the Board in March 2006.

(4)

Mr. Petree was appointed to the Board of Directors in November 2008 and first elected in June 2009. In September 2010, Mr. Petree was elected Chairman of the Board. As of December 31, 2015, Mr. Petree held 40,000 options, all of which are vested, and 20,281 RSUs, all of which are vested.

(5)

As of December 31, 2015, Mr. Donald R. Swortwood held 47,143 stock options, all of which are vested, and 15,212 RSUs, all of which are vested. Mr. Swortwood was first elected to the Board in July 2006.

(6)

The grant date fair values of the options and RSUs were computed based on the closing price of the company’s common stock on the grant date in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718.

Narrative Discussion of the Director Compensation Table.

Our director compensation program is overseen and authorized by the Board of Directors, based on the recommendation of the Compensation Committee. The Compensation Committee periodically receives advice and recommendations from Compensia, its compensation consultant, with respect to director compensation matters. During 2015, the terms of the compensation arrangements for our non-employee directors were as follows:

•

Non-employee directors received an annual retainer of $30,000, which was paid in equal quarterly payments. The Chairman of the Board received an annual retainer of $50,000, which was paid in equal quarterly payments.

•

Members of the Audit Committee received an annual retainer of $7,000, which was paid in quarterly installments. The Chair of the Audit Committee received an annual retainer of $16,000, which was paid in quarterly installments.

•

Members of the Compensation Committee received an annual retainer of $4,000, which was paid in quarterly installments. The Chair of the Compensation Committee received an annual retainer of $9,000, which was paid in quarterly installments.

•

Members of the Nominating and Corporate Governance Committee received an annual retainer of $3,000, which was paid in quarterly installments. The Chair of the Nominating and Corporate Governance Committee received an annual retainer of $6,000, which was paid in quarterly installments.

•

Members of the R&D Advisory Committee received an annual retainer of $4,000, which was paid in quarterly installments. The Chair of the R&D Advisory Committee received an annual retainer of $10,000, which was paid in quarterly installments.

Each non-employee director was awarded either a stock option grant for 25,000 shares or a grant of restricted stock units (“RSUs”) for 16,667 shares of Lpath Common Stock, at the election of the non-employee director. The Stock Options and RSUs will vest over a one-year period.

Our directors did not receive any other meeting fees. We do reimburse our directors for their reasonable expenses in attending Board and Board Committee meetings in accordance with the Company’s reimbursement policy.

For 2016, the Board of Directors, based on the recommendation of the Compensation Committee, determined to maintain the existing director compensation program outlined above, with the following changes:

Each non-employee director was awarded a stock option grant for 25,000 shares of Lpath Common Stock. The Stock Options will vest over a one-year period.

PROPOSAL FOUR

APPROVAL OF REVERSE STOCK SPLIT

Background

As disclosed in our Form 10-K for the fiscal year ended December 31, 2015, we can only fund our operations through the third quarter of 2016 based on our available resources.  Due to this limited cash runway, our Board of Directors has engaged a financial advisory firm to explore our available strategic alternatives, including possible mergers and business combinations, a sale of part or all of our assets, collaboration and licensing arrangements and/or equity and debt financings.  This strategic process is both active and ongoing, and includes a range of interactions with potential transaction counterparties.

Based on these discussions, the listing of our common stock on the Nasdaq Capital Market is one of our key assets.  However, as we have previously announced, we have received a delisting notice from the Nasdaq Stock Market for failing to comply with the continued listing requirement of maintaining a minimum bid price of at least $1.00 per share.  In order to regain compliance, the closing bid price of our common stock must be at least $1.00 per share for a minimum of 10 consecutive business days prior to July 5, 2016.  If we fail to satisfy this minimum bid price requirement before the July 5, 2016 deadline, our common stock will be delisted from the Nasdaq Capital Market and thereafter trade on the OTC bulletin board.  Although we cannot assure our stockholders that we will successfully complete a strategic transaction, we believe it is in our stockholders’ best interests at this time to maintain the listing of our common stock on the Nasdaq Capital Market.

As of April 27, 2016, the closing bid price of our common stock on the Nasdaq Capital Market was $0.28.  Because we cannot be assured that the bid price of our common stock will increase enough to meet the $1.00 minimum bid price requirement prior to July 5, 2016, we are asking our stockholders to approve the following Reverse Stock Split proposal.

The Board has approved a series of proposed amendments to the Company’s amended and restated certificate of incorporation (the “Certificate of Incorporation“), that would effect a reverse stock split of the Company’s Common Stock, whereby each outstanding 5 through 20 shares would be combined, converted and changed into one share of Common Stock. We refer to each of the 16 alternative amendments in this proxy statement as a “Reverse Stock Split.”  The Board has declared these proposed amendments to be advisable and has recommended that these proposed amendments be presented to the Company‘s stockholders for approval.

Upon receiving stockholder approval of the proposed amendments, the Board will have the sole discretion, to elect, as it determines to be in the best interests of the Company and its stockholders, whether to effect a reverse stock split and, if so, the number of shares—5 through 20—of Common Stock which will be combined into one share of Common Stock. The Board believes that stockholder approval of these 16 selected reverse split ratios (as opposed to approval of a single reverse split ratio) provides the Board with maximum flexibility to achieve the purposes of a reverse stock split and, therefore, is in the best interests of the Company and its stockholders.

This authorization will remain effective until the first anniversary of the Annual Meeting, or, if shorter, until the Company regains compliance with Nasdaq’s listing requirements as further described below, including any extensions granted by Nasdaq to regain compliance, or the Company is delisted.

If the Board determines to effect one of the alternative Reverse Stock Splits by filing the applicable amendment to the Certificate of Incorporation with the Secretary of State of the State of Delaware, the Certificate of Incorporation would be amended accordingly, and all other 15 amendments will be abandoned. Approval of the Reverse Stock Splits will authorize the Board in its discretion to effectuate the Reverse Stock Split in any of the ratios described above, or not to effect any of the Reverse Stock Splits. The text of the form of amendments to the Certificate of Incorporation, one of which would be filed with the Secretary of State of the State of Delaware to effect the Reverse Stock Split, are set forth in Appendix A to this Proxy Statement. However, such text is subject to amendment to include such changes as may be required by the office of the Secretary of State of the State of Delaware or as the Board deems necessary and advisable to effect the Reverse Stock Split.

If the Board elects to effect a Reverse Stock Split following stockholder approval, for Reverse Stock Splits in the range of 1-for-5 to 1-for-20, the number of issued and outstanding shares of Common Stock would be reduced in accordance with a reverse split ratio selected by the Board from among those set forth in this proposal. Except for adjustments that may result from the treatment of fractional shares as described below, each stockholder will hold the same percentage of outstanding Common Stock immediately following the Reverse Stock Split as such stockholder held immediately prior to the Reverse Stock Split. The par value of the Common Stock would remain unchanged at $0.001 per share. The Reverse Stock Splits would not reduce the number of authorized shares of Common Stock. There are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of Common Stock that would be created by the Reverse Stock Split.

Reasons for the Reverse Stock Split

Although the proposed Reverse Stock Split will not have the effect of increasing the Company’s equity market capitalization, we believe that implementing one of the alternative Reverse Stock Splits will provide benefits to the Company and our existing stockholders in a number of ways, including:

1. Maintain our listing on The Nasdaq Capital Market.    Our stock is traded on the Nasdaq Capital Market.  In July 2015, we received a letter from Nasdaq indicating that, based upon the closing bid price of our Common Stock for the previous 30 consecutive business days, we no longer met the requirement to maintain a minimum bid price of $1 per share.  In accordance with Nasdaq listing rules, we were provided a period of 180 calendar days, or until January 5, 2016, in which to regain compliance.  In order to regain compliance with the minimum bid price requirement, the closing bid price of our Common Stock must have been at least $1 per share for a minimum of ten consecutive business days during this 180-day period. Because we did not regain compliance within this 180-day period, we requested and received on January 6, 2016, an additional compliance period of 180 calendar days, or until July 5, 2016 to regain compliance with the minimum bid price requirement. In connection with receiving the additional compliance period, we provided notice to Nasdaq that we intended to cure the deficiency, by seeking approval from our stockholders to effect a Reverse Stock Split and effecting the Reverse Stock Split in order to regain compliance with the Nasdaq Capital Market listing requirements by July 5, 2016.

The Board has considered the potential harm to the Company and its stockholders should Nasdaq delist our Common Stock from The Nasdaq Capital Market. Delisting could adversely affect the liquidity of our Common Stock because alternatives, such as the OTC Bulletin Board and the pink sheets, are generally considered to be less liquid and efficient markets. An investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Stock on an over-the-counter market. Many investors may be unable or unwilling to buy or sell our Common Stock due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national securities exchange or other reasons.

Additionally, we may unable to complete a strategic transaction if our Common Stock is delisted from Nasdaq as we believe potential strategic partners place significant value on our Nasdaq listing. The Board believes that the proposed Reverse Stock Split is a potentially effective means for us to maintain compliance with the listing rules of Nasdaq and to avoid, or at least mitigate, the likely adverse consequences of our Common Stock being delisted from the Nasdaq Capital Market by producing the immediate effect of increasing the bid price of our Common Stock.

2.Stock Price Volatility.    We have been advised by certain institutional investors that a higher stock price may increase the acceptability of our Common Stock to a number of long-term investors who may not find shares of our Common Stock attractive at the current market price due to the trading volatility often associated with stocks below certain prices.

3.Stock Price Requirements.    We understand that many brokerage houses and institutional investors have internal policies and practices that either prohibit them from investing in low-priced stocks or tend to discourage individual brokers from recommending low-priced stocks to their customers or by restricting or limiting the ability to purchase such stocks on margin.

4.Transaction Costs.    Investors also may be dissuaded from purchasing stocks below certain prices because the brokerage commissions, as a percentage of the total transaction value, tend to be higher for such low-priced stocks.

Board Discretion to Implement or Abandon Reverse Stock Split

If the alternative Reverse Stock Splits are approved by the Company’s stockholders at the Annual Meeting, the actual Reverse Stock Split will be effected, if at all, only upon a subsequent determination by the Board that one of the Reverse Stock Splits is in the best interests of the Company and its stockholders at the time. Such determination will be based upon many factors, including those described in the following paragraph. Notwithstanding approval of the Reverse Stock Splits by the stockholders, the Board may, in its sole discretion, abandon all of the proposed amendments and determine prior to the effectiveness of any filing with the Secretary of State of the State of Delaware not to effect any of the Reverse Stock Splits. If the Board decides not to implement any of the Reverse Stock Splits after the first anniversary of the Annual Meeting, further stockholder approval would be required prior to implementing any Reverse Stock Split.

Criteria to Be Used for Decision to Effect a Reverse Stock Split

If the stockholders approve the Reverse Stock Splits, the Board will be authorized to proceed with any of the alternative Reverse Stock Splits that it selects in its sole discretion. In determining whether to proceed with a Reverse Stock Split, the Board expects to consider a number of factors, including market conditions, existing and expected trading prices of our Common Stock, the Nasdaq Capital Market listing requirements, our additional funding requirements, and the amount of our authorized but unissued Common Stock. The Board does not intend for this transaction to be the first step in a series of plans or proposals of a “going private” transaction within the meaning of Rule 13e-3 of the Exchange Act.

Effects of the Reverse Stock Split

General

After any of the Reverse Stock Splits, each stockholder will own a reduced number of shares of Common Stock. This would affect all of the Company’s stockholders uniformly and would not affect any stockholder’s percentage ownership in the Company, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. The number of stockholders of record will not be affected by the Reverse Stock Split.

Voting Rights

Proportionate voting rights and other rights of the holders of Common Stock would not be affected by the Reverse Stock Split, except that as described below in “Fractional Shares,” record holders of Common Stock otherwise entitled to a fractional share as a result of the Reverse Stock Split will be rounded up to the next whole number. A holder of 5% of the voting power of the outstanding shares of Common Stock immediately prior to the Reverse Stock Split would continue to hold 5% of the voting power of the outstanding shares of Common Stock after the Reverse Stock Split.

Authorized Shares

Our Certificate of Incorporation presently authorizes 100,000,000 shares of Common Stock. The Reverse Stock Splits would not change the number of authorized shares of Common Stock. Therefore, because the number of issued and outstanding shares of Common Stock would decrease, the number of shares remaining available for issuance by us in the future would increase. These additional shares would be available for issuance from time to time for corporate purposes such as issuances of Common Stock in connection with strategic transactions, capital-raising transactions, as well as for issuance upon conversion or exercise of securities such as convertible debt, warrants or options convertible into or exercisable for Common Stock. We believe that the availability of the additional shares will provide us with the flexibility to meet business needs as they arise, to take advantage of favorable opportunities and to respond effectively in a changing corporate environment. For example, we may elect to issue shares of Common Stock to enter strategic transactions with other companies, raise equity capital or adopt additional employee benefit plans or reserve additional shares for issuance under such plans, where the Board determines it advisable to do so, without the necessity of soliciting further stockholder approval, subject to applicable stockholder vote requirements under Delaware Corporation Law and the Nasdaq listing rules. If we issue additional shares for any of these purposes, the aggregate ownership interest of our current stockholders, and the interest of each such existing stockholder, would be diluted, possibly substantially.  Other than our efforts to identify a potential strategic transaction to support our future operations, there are currently no specific plans, arrangements, agreements or understandings for the issuance of the additional authorized but unissued and unreserved shares of Common Stock that would be created by the Reverse Stock Split.

The increase in the number of shares of authorized but unissued and unreserved Common Stock will have an ‘anti-takeover effect’ by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid or oppose any efforts to amend or repeal certain provisions of the Certificate of Incorporation or Bylaws. The increased number of available authorized but unissued shares as a result of the Reverse Stock Split would give the Company’s management more flexibility to resist or impede a third-party takeover bid that provides an above-market premium that is favored by a majority of the independent stockholders. Any such anti-takeover effect of a reverse stock split would be in addition to existing anti-takeover provisions of the Certificate of Incorporation and Bylaws.

Effect on our Amended and Restated 2005 Equity Incentive Plan

The Reverse Stock Split would reduce the number of shares of Common Stock available for issuance under the Company’s Amended and Restated 2005 Equity Incentive Plan in proportion to the reverse split ratio of the Reverse Stock Split. On April 1, 2016, the number of shares of Common Stock authorized for issuance but unissued under the Amended and Restated 2005 Equity Incentive Plan is 904,128.

Effect on Warrants,  Options and Other Securities

The Company also has 1,930,774 shares that may be issued upon the exercise of outstanding stock options and the vesting of outstanding restricted stock units, as of April 1, 2016, as well as 4,585,644 shares of Common Stock that may be issued upon the exercise of outstanding warrants.  Under the terms of the various instruments governing the Company’s outstanding stock awards and warrants, the Reverse Stock Split will effect a reduction in the number of shares of Common Stock issuable upon the exercise of such stock awards and warrants in proportion to the reverse split ratio of the Reverse Stock Split. The Reverse Stock Split will also effect a proportionate increase in the exercise price of the Company’s outstanding stock options and warrants. In connection with the Reverse Stock Split, the number of shares of Common Stock issuable upon exercise or conversion of outstanding stock awards and warrants will be rounded up to the nearest whole share, and no cash payment will be made in respect of such rounding.

Summary Table re: Effects of Stock Split

The following table contains approximate information relating to our common stock based upon certain reverse stock split ratios within the range of the proposed amendments that has been submitted for stockholder approval, and based on share information as of April 1, 2016. The ranges have been included as examples only, and do not limit the

Board’s discretion to determine the exact ratio of any of the alternative Reverse Stock Splits within the range approved by the stockholders.

	Pre-Reverse Stock Split	5:1	15:1	20:1
Total Authorized	100,000,000	100,000,000	100,000,000	100,000,000

Outstanding	33,098,503	6,619,701	2,206,567	1,654,926

Reserved for future issuance pursuant to Amended and Restated 2005 Equity Incentive Plan	904,128	180,826	60,276	45,207

Reserved for future issuance pursuant to outstanding options and RSUs	1,930,774	386,155	128,719	96,539

Reserved for future issuance pursuant to outstanding warrants	4,585,644	917,129	305,710	229,283

Authorized but unissued and unreserved	59,480,951	91,896,189	97,298,728	97,974,045

Fractional Shares

The Company will not issue fractional shares in connection with the reverse stock split. Instead, any fractional share resulting from the Reverse Stock Split will be rounded up to the nearest whole share. The Company expects that this will result in a slight increase in the overall number of shares outstanding after the split than if the Company were to elect payment of cash for fractional shares, but the effect on stockholders’ respective ownership percentages will be negligible.

Exchange Act Registration

The Common Stock is currently registered under Section 12(b) of the Exchange Act, and the Company is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Stock Split would not affect the registration of the Common Stock under the Exchange Act. After the Reverse Stock Split, the Common Stock would continue to be reported on the Nasdaq Capital Market under the symbol “LPTN”.

Certain Risks and Potential Disadvantages Associated with the Reverse Stock Split

If the Reverse Stock Split is implemented, some stockholders may consequently own less than one hundred shares of Common Stock. A purchase or sale of less than one hundred shares (an “odd lot” transaction) may result in incrementally higher trading costs through certain brokers, particularly “full service” brokers. Therefore, those stockholders who own less than one hundred shares following the Reverse Stock Split may be required to pay modestly higher transaction costs should they then determine to sell their shares in the Company.

The effect of the Reverse Stock Split upon the market prices for the Common Stock cannot be accurately predicted, and the history of similar stock split combinations for companies in like circumstances is varied. In particular, there is no assurance that the price per share of the Common Stock after the Reverse Stock Split will be 5 through 20 times, as applicable, the price per share of the Common Stock immediately prior to the Reverse Stock Split. Furthermore, there can be no assurance that the market price of the Common Stock immediately after the proposed Reverse Stock Split will be maintained for any period of time.

Even if an increased share price can be maintained, the Reverse Stock Split may not achieve the other desired results which have been outlined above. In particular, we cannot assure you that the proposed Reverse Stock Split will increase our stock price and have the desired effect of maintaining compliance with the listing rules of Nasdaq. We would also need to continue to satisfy additional criteria to continue to have our common stock eligible for continued

listing on the Nasdaq Capital Market. These criteria require us to maintain, in addition to the requirement of the minimum bid price of $1.00 per share for our common stock:

•

Stockholders’ equity of at least $2.5 million or a market value of listed securities of $35 million, or net income from continuing operations (in the latest fiscal year or in 2 of the last 3 fiscal years) of $500,000;

•

Public float of at least 500,000 shares with a market value of at least $1 million (public float defined under NASDAQ’s rules as the shares held by persons other than officers, directors and beneficial owners of greater than 10% of our total outstanding shares);

•	At least 300 public holders of our common stock;

•	At least two market makers for our common stock; and

•	Compliance with certain corporate governance requirements.

Moreover, because some investors may view a reverse stock split negatively, there can be no assurance that approval of the Reverse Stock Splits will not adversely impact the market price of the Common Stock or, alternatively, that the market price following the Reverse Stock Split will either exceed or remain in excess of the current market price.

In addition, although we believe the Reverse Stock Split may enhance the desirability of our Company and our Common Stock to certain potential strategic partners, we cannot assure you that, if implemented, our Company or our Common Stock will be more attractive to institutional and other long term investors or that the liquidity of our Common Stock will increase since there would be a reduced number of shares outstanding after the Reverse Stock Split.

Effective Date

If the proposed Reverse Stock Splits are approved at the Annual Meeting and the Board elects to proceed with the Reverse Stock Split in one of the approved ratios, the Reverse Stock Split would become effective as of 5:00 p.m., Eastern time, on the date of the filing (the “Effective Time”) of the applicable certificate of amendment to the Certificate of Incorporation with the office of the Secretary of State of the State of Delaware. At the Effective Time, all shares of Common Stock issued and outstanding immediately prior thereto will be, automatically and without any action on the part of the stockholders, combined and converted into new shares of Common Stock in accordance with the Reverse Stock Split ratio determined by the Board among the choices set forth in this Proposal, except as explained above with respect to fractional shares. If the Board decides not to implement any of the Reverse Stock Splits prior to the one year anniversary of the Annual Meeting, further stockholder approval would be required prior to implementing any reverse stock split.

Exchange of Stock Certificates

As soon as practicable after the effective date of the Reverse Stock Split, stockholders will be notified that the Reverse Stock Split has been effected. Nevada Agency and Transfer Company, our transfer agent, will act as exchange agent for purposes of implementing the exchange of stock certificates. Holders of pre-split shares will be asked to surrender to the exchange agent certificates representing pre-split shares in exchange for certificates representing post-split shares in accordance with the procedures to be set forth in a letter of transmittal that will be delivered to our stockholders. No new certificates will be issued to a stockholder until the stockholder has surrendered to the exchange agent his, her or its outstanding certificate(s) together with the properly completed and executed letter of transmittal. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATES AND SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES UNTIL THEY RECEIVE A TRANSMITTAL FORM FROM OUR EXCHANGE AGENT. STOCKHOLDERS ARE ENCOURAGED TO PROMPTLY SURRENDER CERTIFICATES TO THE EXCHANGE AGENT FOLLOWING RECEIPT OF TRANSMITTAL FORMS IN ORDER TO AVOID HAVING SHARES POSSIBLY BECOMING SUBJECT TO ESCHEAT LAWS.

Stockholders whose shares are held by their broker do not need to submit old share certificates for exchange. These shares will automatically reflect the new quantity of shares based on the selected Reverse Stock Split ratio. Beginning on the effective date of the Reverse Stock Split, each certificate representing pre-split shares will be deemed for all corporate purposes to evidence ownership of post-split shares.

No Appraisal Rights

Under the Delaware General Corporation Law, our stockholders do not have a right to dissent and are not entitled to appraisal rights with respect to the proposed amendments to our Certificate of Incorporation to effect the Reverse Stock Split, and we will not independently provide our stockholders with any such rights.

Certain Material U.S. Federal Income Tax Consequences

We believe that the United States federal income tax consequences of the Reverse Stock Split to holders of our Common Stock will be as follows:

(i) Except as explained in (v) below with respect to fractional shares, no income gain or loss will be recognized by  a stockholder on the surrender of the current shares or receipt of the certificate representing new post-split shares.

(ii) Except as explained in (v) below with respect to fractional shares, the tax basis of the new post-split shares will equal the tax basis of the pre-split shares exchanged therefore.

(iii) Except as explained in (v) below, the holding period of the post-split shares will include the holding period of the pre-split shares if such pre-split shares were held as capital assets.

(iv) The conversion of the pre-split shares into new post-split shares will produce no taxable income or gain or loss to us.

(v) The federal income tax treatment of the receipt of the additional fractional interest by a stockholder is not clear and may result in tax liability not material in amount in view of the low value of such fractional interest.

Our opinion is not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above.

THE ABOVE REFERENCED IS A BRIEF SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE PARTICIPANTS AND THE COMPANY WITH RESPECT TO THE REVERSE STOCK SPLIT, AND DOES NOT CONSTITUTE A TAX OPINION. THIS SUMMARY DOES NOT PURPORT TO BE COMPLETE AND DOES NOT ADDRESS THE FEDERAL INCOME TAX CONSEQUENCES TO TAXPAYERS WITH SPECIAL TAX STATUS. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE STOCKHOLDER MAY RESIDE, AND DOES NOT DISCUSS ESTATE, GIFT OR OTHER TAX CONSEQUENCES OTHER THAN INCOME TAX CONSEQUENCES. THE COMPANY ADVISES EACH PARTICIPANT TO CONSULT HIS OR HER OWN TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT AND FOR REFERENCE TO APPLICABLE PROVISIONS OF THE CODE.

Required Vote and Board Recommendation

The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is required for the approval of this proposal.  Abstentions will be counted as present for purposes of determining the presence of a quorum.  Abstentions will not be considered as votes cast for or against this proposal, and as a result, abstentions will have the same effect as a vote against this proposal.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE ”FOR” PROPOSAL 4.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information on the beneficial ownership of our Common Stock as of April 1, 2016 (the Record Date), by (i) each stockholder who we believe owns beneficially more than 5% of our Common Stock, (ii) each of our executive officers and directors and (iii) all of our directors and executive officers as a group. Except as listed below, the address of all owners listed is c/o Lpath, Inc., 4025 Sorrento Valley Blvd., San Diego, CA 92121.

	Number of
	Shares
	and Nature		Percent of
	of Beneficial		Common Stock
Name of Beneficial Owner	Ownership(1)		Outstanding(2)
HBM Healthcare Investments (Cayman) Ltd.	4,110,338	(3)	11.9%
23 Lime Tree Bay Avenue
West Bay, Grand Cayman, Cayman Islands
Sabby Management LLC	4,697,238	(4)	13.5%
10 Mountain View Road, Suite 205
Upper Saddle River, NJ 07458
Donald R. Swortwood	835,490	(5)	2.5%
Director
Chairman and Chief Executive Officer
Western States Investment Group
4025 Sorrento Valley Blvd.
San Diego, CA 92121
Director
Gary J.G. Atkinson	167,787	(6)	*
Interim Chief Executive Officer and Chief Financial Officer
Michael Lack	15,000	(7)	*
Former Interim Chief Executive Officer
Dario A. Paggiarino, M.D.	156,563	(8)	*
Senior Vice President and Chief Development Officer
Gary Woodnutt Ph.D.	156,563	(8)	*
Senior Vice President and Chief Scientific Officer
Charles A. Mathews	76,703	(9)	*
Director
Jeffrey A. Ferrell	70,463	(10)	*
Director
Daniel L. Kisner, M.D.	62,348	(11)	*
Director
Daniel H. Petree	85,532	(12)	*
Director

All directors and executive officers as a group (nine persons)	1,626,449	(13)	4.5%

From time to time, the number of our shares held in the “street name” accounts of various securities dealers for the benefit of their clients or in centralized securities depositories may exceed 5% of the total shares of our Common Stock outstanding.

*Less than one percent.

(1)

We determined beneficial ownership under rules promulgated by the SEC, based on information obtained from questionnaires, Company records and filings with the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under the rules of the SEC, a person is considered to beneficially own any shares: (i) over which the person, directly or indirectly, exercises sole or shared voting or investment power, or (ii) of which the person has the right to acquire beneficial ownership at any time within 60 days of April 1, 2016

(such as through exercise of stock options). Except as otherwise indicated, the persons named in this table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable and to the information contained in the footnotes to this table.

(2)

Percentage information is calculated based on 33,098,503 shares of Common Stock outstanding as of April 1, 2016, plus each person’s warrants, options, and restricted stock units (RSUs) that are currently exercisable or vested (in the case of (RSUs) or that will become exercisable or vested within 60 days of April 1, 2016. Percentage information for each person assumes that no other individual will exercise any warrants or options.

(3)	According to Schedule 13-G filed with the SEC, includes 2,780,836 shares of Common Stock and 1,329,502 shares of Common Stock issuable upon exercise of warrants.

(4)	According to Schedule 13-G filed with the SEC, includes 2,902,000 shares of Common Stock and 3,700,280 shares of Common Stock issuable upon exercise of warrants.

(5)	Includes 55,393 shares of Common Stock issuable upon the exercise of outstanding options and 11,727 shares of Common Stock that are issuable pursuant to the terms of RSUs.

(6)	Includes 98,438 shares of Common Stock issuable upon the exercise of outstanding options and 32,590 shares of Common Stock that are issuable pursuant to the terms of RSUs.

(7)	Includes 15,000 shares of Common Stock. Mr. Lack served as our Interim Chief Executive Officer until his consulting agreement concluded effective September 2015.

(8)	Includes 81,562 shares of Common Stock issuable upon the exercise of outstanding options and 75,000 shares of Common Stock issuable pursuant to the terms of RSUs.

(9)	Includes 28,393 shares of Common Stock issuable upon the exercise of outstanding options and 28,394 shares of Common Stock issuable pursuant to the terms of RSUs.

(10)	Includes 46,250 shares of Common Stock issuable upon the exercise of outstanding options and 11,727 shares of Common Stock issuable pursuant to the terms of RSUs.

(11)	Includes 46,250 shares of Common Stock issuable upon the exercise of outstanding options and 16,098 shares of Common Stock issuable pursuant to the terms of RSUs.

(12)	Includes 46,250 shares of Common Stock issuable upon the exercise of outstanding options and 15,635 shares of Common Stock issuable pursuant to the terms of RSUs.

(13)

Includes shares held by all of the directors and executive officers, including Donald R. Swortwood, Gary J.G. Atkinson, Michael Lack, Dario A. Paggiarino, M.D., Gary Woodnutt Ph.D., Charles A. Mathews, Daniel L. Kisner M.D., Daniel H. Petree, and Jeffrey A. Ferrell.

Changes in Control

We are not aware of any, or a party to, arrangements, including any pledge by any person of our securities, the operation of which may at a subsequent date result in a change of control.

Section 16(a) Beneficial Ownership Reporting Compliance.

Section 16(a) of the Securities Exchange Act of 1934, as amended (the “Act”), requires our executive officers and directors and persons who beneficially own more than 10% of our Common Stock to file initial reports of beneficial ownership and reports of changes in beneficial ownership with the SEC. Such persons are required by SEC regulations to furnish us with copies of all Section 16(a) forms filed by such persons.

To the Company’s knowledge, no person who, during the fiscal year ended December 31, 2015, was a director or officer of the Company, or beneficial owner of more than ten percent of the Company’s Common Stock (which is the only class of securities of the Company registered under Section 12 of the Act), failed to file on a timely basis reports required by Section 16 of the Act during such fiscal year. The foregoing is based solely upon a review by the Company of Forms 3 and 4 relating to the most recent fiscal year as furnished to the Company under Rule 16a-3(d) under the Act, and Forms 5 and amendments thereto furnished to the Company with respect to its most recent fiscal year, and any representation received by the Company from any reporting person that no Form 5 is required.

EQUITY COMPENSATION PLAN INFORMATION

	Number of Shares to be Issued		Weighted-Average		Number of Shares Remaining
	Upon Exercise of Outstanding		Exercise Price of		Available for Future Issuance
	Stock Options and Restricted		Outstanding Stock		Under Equity Compensation
	Stock Units		Options		Plans
Equity compensation plans approved by security holders	1,930,774	(1)	$4.35	(2)	1,429,128
Equity compensation plans not approved by security holders	—		—		—
Total	1,930,774		$4.35		1,429,128

(1)	Includes 641,834 restricted stock units.

(2)	Excludes 641,834 restricted stock units.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

We have not engaged in any transaction since January 1, 2014 in which the amount involved exceeds the lesser of $120,000 or 1% of the average of our total assets at year-end for fiscal 2015 and 2014 and in which any of our directors, named executive officers or any holder of more than 5% of our Common Stock, or any member of the immediate family of any of these persons or entities controlled by any of them, had or will have a direct or indirect material interest.

For disclosure purposes, we sublease a portion of our facility to Western States Investment Corporation (“WSIC”). Mr. Donald Swortwood, one of our directors, has a 100% ownership interest in WSIC.  The terms of the sublease are the same as the financial terms of our direct lease. In addition, certain of our employees provide investment oversight, accounting, and other administrative services to WSIC. Certain WSIC employees also provide services to us. We and WSIC reimburse each other for the cost of the services provided to the other entity.

Our rent expense totaled approximately $390,000 and $385,000 for the years ended December 31, 2015 and 2014, respectively. Lpath’s sublease income amounted to $11,652 for the years ended December 31, 2015 and 2014.

During 2015 and 2014, WSIC billed Lpath $12,008 and $39,300, respectively, for administrative expenses.

We believe that each of the transactions set forth above: (i) were entered into on terms as fair as those that could be obtained from independent third parties, and (ii) were ratified by our Audit Committee pursuant to our related party transaction policy discussed below.

Related Party Transaction Policy

Pursuant to our Code of Business Conduct and Ethics, our executive officers, directors, and principal stockholders, including their immediate family members and affiliates, are prohibited from entering into a related party transaction with us without the prior consent of our Audit Committee or our independent directors. Any request for us to enter into a transaction with an executive officer, director, principal stockholder, or any of such persons’ immediate family members or affiliates, in which the amount involved exceeds $120,000 must first be presented to our Audit Committee for review, consideration and approval. In approving or rejecting the proposed agreement, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant, including, but not limited, to the risks, costs and benefits to us, the terms of the transaction, the availability of other sources for comparable services or products, and, if applicable, the impact on a director’s independence. Our Audit Committee shall approve only those agreements that, in light of known circumstances, are in, or are not inconsistent with, our best interests, as our Audit Committee determines in the good faith exercise of its discretion.

Compensation Committee Interlocks and Insider Participation.

None of the members of our Compensation Committee are or have been an officer or employee of us. Since January 1, 2014, no member of our Compensation Committee had any relationship with us requiring disclosure under Item 404 of Regulation S-K. Since January 1, 2014, none of our executive officers served on the Compensation Committee (or its equivalent) or board of directors of another entity any of whose executive officers served on our Compensation Committee or board of directors.

OTHER MATTERS

The management of the Company is not aware of any matter to be acted upon at the Annual Meeting other than the matters described above. However, if any other matter properly comes before the Annual Meeting, the proxy holders will vote the proxies thereon in accordance with their best judgment on such matter.

STOCKHOLDER PROPOSALS FOR 2017 ANNUAL MEETING

Stockholders interested in submitting a proposal for consideration at our 2017 annual meeting must do so by sending such proposal to our Corporate Secretary at Lpath, Inc. 4025 Sorrento Valley Blvd., San Diego, California 92121. Under the SEC’s proxy rules, the deadline for submission of proposals to be included in our proxy materials for the 2017 annual meeting is December 30, 2016. Accordingly, in order for a stockholder proposal to be considered for inclusion in our proxy materials for the 2016 annual meeting, any such stockholder proposal must be received by our Corporate Secretary on or before December 30, 2016, and comply with the procedures and requirements set forth in Rule 14a-8 under the Securities Exchange Act of 1934, as well as the applicable requirements of our Bylaws. Any stockholder proposal received after December 30, 2016 will be considered untimely, and will not be included in our proxy materials. In addition, stockholders interested in submitting a proposal outside of Rule 14a-8 must properly submit such a proposal in accordance with our Bylaws.

Our Bylaws require advance notice of business to be brought before a stockholders’ meeting, including nominations of persons for election as directors. To be timely, notice to our Corporate Secretary must be received at our principal executive offices not less than 90 days but not more than 120 days prior to the anniversary date of the preceding year’s annual meeting and must contain specified information concerning the matters to be brought before such meeting and concerning the stockholder proposing such matters. Therefore, to be presented at our 2017 annual meeting, such a proposal must be received by the Company on or after February 8, 2017 but no later than March 10, 2017. If the date of the 2017 annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the anniversary date of the 2016 Annual Meeting, notice must be received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which the public announcement of the date of such meeting is first made.

HOUSEHOLDING OF ANNUAL MEETING MATERIALS

We have adopted “householding”, a procedure approved by the SEC under which stockholders who share an address will receive a single copy of the Annual Report, Proxy Statement and Notice. This procedure reduces printing costs and mailing fees, while also reducing the environmental impact of the distribution of documents related to the Annual Meeting. If you reside at the same address as another Lpath stockholder and wish to receive a separate copy of the Annual Meeting materials, you may do so by making a written or oral request to: Cole W. Workman, Controller, 4025 Sorrento Valley Blvd., San Diego, California 92121, telephone (858) 678-0800. Upon your request, we will promptly deliver a separate copy to you. The Proxy Statement and our Annual Report are also available at https://proxyvote.com.

Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, please notify your broker directly. You may also call (800) 542-1061 or write to: Householding Department, Broadridge, 51 Mercedes Way, Edgewood, New York 11717, and include your name, the name of your broker or other nominee, and your account number(s). Any stockholders who share the same address and currently receive multiple copies of the Annual Report, Proxy Statement and Notice who wish to receive only one copy in the future may contact their bank, broker, or other holder of record, or Lpath at the contact information listed above, to request information about householding.

ANNUAL REPORTS

Our Annual Report on Form 10-K for the year ended December 31, 2015, accompanies this proxy statement. The Company’s Annual Report on Form 10-K for the year ended December 31, 2015 will also be made available (without exhibits), free of charge, to interested stockholders upon written request to Lpath, Inc., 4025 Sorrento Valley Blvd., San Diego, California 92121, Attention: Corporate Secretary.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ GARY J.G. ATKINSON
Gary J.G. Atkinson
Interim Chief Executive Officer and Chief Financial Officer
April 29, 2016

Appendix A

FORM OF CERTIFICATE OF AMENDMENT TO THE

CERTIFICATE OF INCORPORATION OF

LPATH, INC.

Lpath, Inc., a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware (the “Corporation”),

DOES HEREBY CERTIFY:

FIRST:    The name of the Corporation is Lpath, Inc.

SECOND:    The date on which the Certificate of Incorporation of the Corporation was originally filed with the Secretary of State of the State of Delaware is July 17, 2014 under the name Lpath, Inc.

THIRD:    That the Board of Directors of the Corporation adopted resolutions setting forth a proposed amendment of the Corporation’s Certificate of Incorporation, declaring said amendment to be advisable and in the best interests of the Corporation and its stockholders and authorizing the appropriate officers of the Corporation to solicit the consent of the stockholders therefor, which resolution setting forth the proposed amendment is as follows:

RESOLVED, that Article IV of the Amended and Restated Certificate of Incorporation of the Corporation be amended to read in its entirety as follows:

“A.  The total number of shares of all classes of stock which the Corporation shall have authority to issue is 115,000,000 shares consisting of:  (i) 100,000,000 shares of Common Stock, with a par value of $0.001 per share (the “Common Stock”) and (ii) 15,000,000 shares of Preferred Stock, with a par value of $0.001 per share (the “Preferred Stock”).

Effective as of 5:00 p.m., Eastern time, on the date this Certificate of Amendment to the Certificate of Incorporation is filed with the Secretary of State of the State of Delaware (the “Effective Date”), each [five (5) to twenty (20)]* shares of the Corporation’s Common Stock, par value $0.001 per share, issued and outstanding shall, automatically and without any action on the part of the respective holders thereof, be combined and converted into one (1) share of Common Stock, par value $0.001 per share, of the Corporation (the “Reverse Stock Split”). There shall be no fractional shares issued as a result of the Reverse Stock Split. A holder of record of Common Stock on the Effective Date who would otherwise be entitled to a fraction of a share shall, in lieu thereof, shall be entitled to rounding up of their fractional share to the nearest whole share.”

FOURTH:    This Certificate of Amendment of the Certificate of Incorporation has been duly adopted by the stockholders of the Corporation in accordance with the provisions of Section 242 of the Delaware General Corporation Law.

*These amendments approve the combination of any whole number of shares of Common Stock between and including five (5) and twenty (20) into one (1) share of Common Stock. By these amendments, the stockholders would approve each of the sixteen amendments proposed by the Board of Directors. The Certificate of Amendment filed with the Secretary of State of the State of Delaware will include only that amendment determined by the Board of Directors to be in the best interests of the Company and its stockholders. The other fifteen proposed amendments will be abandoned pursuant to Section 242(c) of the Delaware General Corporation Law. The Board of Directors may also elect not to do any reverse split, in which case all sixteen proposed amendments will be abandoned. In accordance with the resolutions to be adopted by the stockholders, the Board of Directors will not implement any amendment providing for a different split ratio.

A-1

IN WITNESS WHEREOF, this Corporation has caused this Certificate of Amendment of the Certificate of Incorporation to be signed by its Interim Chief Executive Officer and Chief Financial Officer this      day of                  , 2016.

Gary J.G. Atkinson
Interim Chief Executive Officer and
Chief Financial Officer

A-2

2016 ANNUAL MEETING OF STOCKHOLDERS OF

LPATH, INC.

June 8, 2016

Please date, sign, and mail your proxy card

in the envelope provided as soon as possible.

Please detach and mail in the envelope provided.

LPATH, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Daniel H. Petree and Gary J. G. Atkinson, or either of them, with full power of substitution, as proxies to vote at the 2016 Annual Meeting of Stockholders of Lpath, Inc. (the “Company”) to be held at our corporate offices at 4025 Sorrento Valley Blvd., San Diego, California on June 8, 2016, at 9:00 a.m., local time, and at any adjournment or postponements thereof, hereby revoking any proxies heretofore given, all shares of common stock of the Company held or owned by the undersigned as directed on the reverse side, and, in their discretion, upon such other matters as may come before the meeting.

This proxy, when properly executed and returned, will be voted as directed.  If no direction is indicated, it will be voted for each of the nominees for director listed in Proposal 1 and for the approval of each of the other Proposals.  If any other business may properly come before the meeting, the proxies are authorized to vote in their discretion, provided that they will not vote in the election of directors for any nominee(s) for whom authority to vote has been withheld.

(Continued and to be signed on the reverse side)

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS

If you would like to reduce the costs incurred by our Company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

2016 ANNUAL MEETING OF STOCKHOLDERS OF

LPATH, INC.

JUNE 8, 2016

Please date, sign and mail your proxy card

in the envelope provided as soon as possible.

Please detach along perforated line and mail in the envelope provided.

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. Election of Directors
NOMINEES:
◻	FOR ALL NOMINEES	◻	Jeffrey A. Ferrell
		◻	Charles A. Mathews
◻	WITHHOLD AUTHORITY FOR ALL NOMINEES	◻	Daniel H. Petree
		◻	Daniel L. Kisner, M.D.
		◻	Donald R. Swortwood

◻	FOR ALL EXCEPT
(See instructions below)

INSTRUCTION 1: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the box next to each nominee you wish to withhold your vote, as shown here: ☒

		FOR	AGAINST	ABSTAIN

2.	Ratification of the appointment of Moss Adams LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2016.	◻	◻	◻
		FOR	AGAINST	ABSTAIN

3.	Approval of the non-binding advisory vote on the compensation of our named executive officers.	◻	◻	◻

		FOR	AGAINST	ABSTAIN

4.

Approval of a series of alternate amendments to our amended and restated certificate of incorporation, to effect, at the discretion of the Board of Directors, a reverse stock split of the Company’s common stock, whereby each outstanding 5 through 20 shares would be combined, converted and changed into one share of common stock, respectively.

		◻	◻	◻

This proxy when properly executed will be voted as directed or, if no direction is given, will be voted as the Board recommends.

Signature of Stockholder	Date:

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder must sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.